UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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THE HOME DEPOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HOME DEPOT

PROXY STATEMENT

AND

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

TO MY FELLOW SHAREHOLDERS:

It is my pleasure to invite you to attend our 2012 Annual Meeting of Shareholders on May 17, 2012 at 9:00 a.m., Eastern Time. The meeting will be held at the Cobb Galleria Centre in Atlanta, Georgia.

The enclosed notice of meeting and proxy statement contain important information, including a description of the business that will be acted upon at the meeting, as well as the voting procedures and information on obtaining meeting tickets. At the meeting, we will also report on the Company’s performance and operations and respond to your questions. If you will need special assistance or seating, please contact Audrey Davies at (770) 384-2700.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy over the Internet, by telephone or by mail.

I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

Francis S. Blake

Chairman and Chief Executive Officer

THE HOME DEPOT, INC.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

TIME:	9:00 a.m., Eastern Time, on May 17, 2012

PLACE:	Cobb Galleria Centre Two Galleria Parkway Atlanta, Georgia 30339

ITEMS OF BUSINESS:	(1) To elect as directors of the Company the ten persons named in the accompanying Proxy Statement for terms expiring at the 2013 annual meeting;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2013;

(3) An advisory vote to approve executive compensation;

(3) To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of reserved shares;

(4) To act on six shareholder proposals described in the Proxy Statement, if properly presented; and

(5) To transact any other business properly brought before the meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record as of the close of business on March 19, 2012.

ANNUAL MEETING MATERIALS:	A copy of this Proxy Statement and our 2011 Annual Report are available at http://reports.homedepot.com.

DATE OF MAILING:	A Notice of Internet Availability of Proxy Materials or this Proxy Statement is first being mailed to shareholders on or about April 2, 2012.

By Order of the Board of Directors,

Teresa Wynn Roseborough, Corporate Secretary

THE HOME DEPOT, INC.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

We are providing this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of The Home Depot, Inc. (the “Company”) of proxies to be voted at our 2012 Annual Meeting of Shareholders (the “Meeting”) and at any reconvened or rescheduled meeting following any adjournment or postponement. The Meeting will be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Thursday, May 17, 2012, at 9:00 a.m., Eastern Time.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

ABOUT THE 2012 ANNUAL MEETING OF SHAREHOLDERS

WHAT AM I VOTING ON?

You will be voting on the following items:

•	Election to the Board of Directors of the ten persons named in “Election of Directors” below;
•	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 3, 2013 (“Fiscal 2012”);
•	An advisory vote to approve executive compensation, also referred to as “say-on-pay”;
•	Approval of an amendment to our Employee Stock Purchase Plan to increase the number of reserved shares;
•	Six shareholder proposals described in this Proxy Statement; and
•	Transaction of any other business properly brought before the Meeting.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company’s common stock as of the close of business on March 19, 2012, the record date for the Meeting. Each share of common stock is entitled to one vote on each matter presented for a vote of the shareholders. As of March 19, 2012, we had 1,524,889,856 shares of common stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, which means you hold your shares in certificate form or through an account with our transfer agent, Computershare Trust Company, N.A., you have three options for voting before the Meeting:

•	Over the Internet, at www.proxyvote.com, by following the instructions on the Notice of Internet Availability of Proxy Materials (“Notice”) or proxy card;
•	By telephone, by dialing 1-800-690-6903; or
•	By completing, dating, signing and returning a proxy card by mail.

If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions that your bank or broker provides.

MAY I VOTE AT THE MEETING?

Yes. If you are a registered shareholder, you may vote your shares at the Meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the Meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name on your behalf. Even if you plan to attend the Meeting, we encourage you to vote your shares before the Meeting.

MAY I REVOKE MY PROXY AND/OR CHANGE MY VOTE?

Yes. You may revoke your proxy and/or change your vote by:

•	Signing another proxy card with a later date and delivering it to us before the Meeting;
•	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 16, 2012;
•	Voting at the Meeting before the polls close if you are a registered shareholder or have obtained a legal proxy from your bank or broker; or
•	Notifying the Company’s Corporate Secretary in writing before the Meeting.

WHAT IF I SIGN AND RETURN MY PROXY BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed, dated and returned but do not contain voting instructions will be voted:

•	“For” the election of all of the ten named director nominees;
•	“For” the ratification of KPMG LLP;
•	“For” the advisory vote to approve executive compensation;
•	“For” the approval of an amendment to our Employee Stock Purchase Plan to increase the number of reserved shares;
•	“Against” each shareholder proposal; and
•	On any other matters properly brought before the Meeting, in accordance with the best judgment of the named proxies.

If your shares are held through an account with a bank or broker, see “Will My Shares Be Voted If I Do Not Provide My Proxy or Instruction Form?” below.

ABOUT THE 2012 ANNUAL MEETING OF SHAREHOLDERS

HOW DO I VOTE IF I PARTICIPATE IN ONE OF THE COMPANY’S RETIREMENT PLANS?

You may vote your shares over the Internet, by telephone or by mail as if you were a registered shareholder, as described in this Proxy Statement. By voting, you are instructing the trustee of your plan to vote all of your shares as directed. If you do not vote, the shares credited to your account will be voted by the trustee in the same proportion that it votes shares in other accounts for which it received timely instructions. If, however, you hold shares through the self-directed brokerage window of your plan, or you participate in one of the Company’s Canada-based retirement plans, and, in either case, you do not vote those shares, those shares will not be voted.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy by voting over the Internet, by telephone or by signing and returning a proxy card, you must attend the Meeting in order to vote.

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (“NYSE”). These rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”

The ratification of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2012 is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions, and there will be no broker non-votes with respect to this proposal.

The other proposals will be considered non-routine, and banks and brokers therefore cannot vote shares on those proposals without your instructions. Please note that if you want your vote to be counted on these proposals, including the election of directors, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those proposals.

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

With respect to the election of directors, each director nominee receiving a majority of votes cast with respect to that director nominee’s election will be elected as a director. If any of the director nominees does not receive a majority of votes cast, under Delaware law he or she would continue to serve on the Board until a successor is elected. However, our By-Laws provide that any director who fails to receive a majority of votes cast must promptly tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation or to take any other action. The Board will act on that recommendation and publicly disclose its decision within 90 days following certification of election results. The director who tenders his or her resignation will not participate in the Nominating and Corporate Governance Committee’s recommendation or in the Board’s decision.

The ratification of KPMG LLP as the Company’s independent registered public accounting firm and each of the shareholder proposals require a majority of votes cast to be approved.

Under the Company’s By-Laws, the advisory vote to approve executive compensation also requires a majority of votes cast to be approved. While this proposal is advisory in nature and not binding on the Company even if approved by the majority of votes cast, our Leadership Development and Compensation Committee (“LDC Committee”) and Board will consider the results of the voting on this proposal in formulating future executive compensation policy.

The amendment to the Employee Stock Purchase Plan (“ESPP”) requires a majority of votes cast to be approved, provided that the total votes cast on this proposal constitute a majority of the shares entitled to vote on the proposal.

ABOUT THE 2012 ANNUAL MEETING OF SHAREHOLDERS

A “majority of votes cast” means the number of “For” votes exceeds the number of “Against” votes. A proxy marked “Abstain” with respect to any proposal therefore generally will not have any effect on the outcome of the vote on that proposal. Similarly, broker non-votes will not be counted as votes cast and therefore generally will have no effect on the outcome of the vote on any proposal. Abstentions and broker non-votes are, however, treated as shares entitled to vote on a proposal, so they will count for purposes of determining whether the total votes cast on the ESPP amendment constitute a majority of the shares of common stock entitled to vote on that proposal. If the total votes cast on the ESPP amendment constitute a majority of the shares of common stock entitled to vote on that proposal, abstentions and broker non-votes will not have any effect on the approval of the ESPP amendment.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct the Meeting, holders of a majority of our outstanding shares of common stock as of the close of business on March 19, 2012 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present if you attend the Meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present at the Meeting, the Meeting may be adjourned from time to time until a quorum is present.

HOW CAN I ATTEND THE MEETING?

To attend the Meeting, you will need to bring (1) an admission ticket or a legal proxy from the bank or broker that is the record owner of your shares and (2) valid picture identification. If your shares are registered in your name and you received a Notice, the Notice is your admission ticket. You may also indicate whether you plan to attend the meeting by either checking the appropriate box on your proxy card or making the appropriate selection at the bottom of the screen after entering your control number at www.proxyvote.com. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is your proxy card. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket.

If you do not have valid picture identification and either an admission ticket or legal proxy, you will not be admitted to the Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE, PROXY CARD OR INSTRUCTION FORM?

This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and instruction forms. We encourage you to register all shares in the same name and address by contacting our transfer agent, Computershare, at 1-800-577-0177. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation.

AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT TO SHAREHOLDERS

Only one copy of the Notice or this Proxy Statement and the 2011 Annual Report is being delivered to shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Shareholders sharing an address who wish to receive separate copies of the Notice or this Proxy Statement and the 2011 Annual Report, or who wish to begin receiving a single copy of such materials, may make such request as follows:

•	If you are a registered shareholder, by writing to Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-800-542-1061; or
•	If you are a beneficial owner, by contacting your broker, dealer, bank, voting trustee or other nominee to make such request.

Registered shareholders sharing an address who elect to receive a single copy of the Notice or this Proxy Statement and the 2011 Annual Report will continue to receive separate proxy cards.

ABOUT THE 2012 ANNUAL MEETING OF SHAREHOLDERS

You may also elect to receive the Notice or this Proxy Statement and the 2011 Annual Report via e-mail by contacting Broadridge if you are a registered shareholder, by contacting your bank or broker if you are a beneficial owner, or by visiting our website at http://reports.homedepot.com.

Additional copies of the 2011 Annual Report and this Proxy Statement will be provided without charge to shareholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339, by calling (770) 384-4388 or via the Internet at http://ir.homedepot.com.

WHERE AND WHEN WILL I BE ABLE TO FIND THE VOTING RESULTS?

You can find the official results of voting at the Meeting in our Current Report on Form 8-K to be filed within four business days after the Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

BOARD OF DIRECTORS INFORMATION

Our Board currently has ten members: F. Duane Ackerman, Francis S. Blake, Ari Bousbib, Gregory D. Brenneman, J. Frank Brown, Albert P. Carey, Armando Codina, Bonnie G. Hill, Karen L. Katen and Ronald L. Sargent. Each director who served during the fiscal year ended January 29, 2012 (“Fiscal 2011”) was, and continues to be, independent other than Mr. Blake, because of his position as the Chairman and Chief Executive Officer (“CEO”) of the Company.

BOARD LEADERSHIP

We believe that having a combined Chairman and CEO, Board committees comprised entirely of independent directors and an independent Lead Director currently provides the best board leadership structure for The Home Depot. This structure, together with our other strong corporate governance practices, provides robust independent oversight of management while ensuring clear strategic alignment throughout the Company. Specifically, Mr. Blake proposes strategic priorities to the Board (with input from the Lead Director), communicates the Board’s guidance to management, and is ultimately responsible for implementing the Company’s key strategic initiatives. Our Lead Director is an independent director who is elected annually by the independent members of the Board. Bonnie G. Hill, a director since 1999, currently serves as our Lead Director.

Our Lead Director:

•	Chairs Board meetings when the Chairman is not present, including presiding at executive sessions of the Board (without management present) at every regularly scheduled Board meeting;
•	Works with management to determine the information and materials provided to Board members;
•	Approves Board meeting agendas, schedules and other information provided to the Board;
•	Consults with the Chairman on other matters that are pertinent to the Board and the Company;
•	Has the authority to call meetings of the independent directors;
•	Is available for direct communication and consultation with major shareholders upon request; and
•	Serves as liaison between the Chairman and the independent directors.

RISK OVERSIGHT

In accordance with NYSE requirements and our Audit Committee charter, our Audit Committee has primary responsibility for overseeing risk assessment and management, including the Company’s major financial exposures and the steps management has taken to monitor and control such exposures. In addition to reviewing the independence of our auditor, the Audit Committee stays apprised of significant actual and potential risks faced by the Company in part through review of quarterly reports from our Enterprise Risk Council (“ERC”) and detailed presentations, at least annually, from the chair of the ERC regarding the Company’s risk assessment and management process. The Audit Committee then reports to the Board at each quarterly Board meeting.

Our ERC is composed of leaders from the functional areas of the Company and meets at least quarterly to coordinate information sharing and mitigation efforts for all types of risks. The chair of the ERC, who is also our Vice President of Internal Audit and Corporate Compliance, reports the ERC’s risk analyses to senior management regularly and attends each Audit Committee meeting. The Audit Committee also receives quarterly reports from our FCPA Oversight Committee, which oversees enterprise-wide compliance with the U.S. Foreign Corrupt Practices Act and the anti-bribery laws of the jurisdictions in which we conduct business. The FCPA Oversight Committee, which is chaired by our Executive Vice President and General Counsel, is comprised of representatives from each non-U.S. division, the business functions responsible for administration of our policies, and the business functions that manage our transactions outside of the U.S.

Our other committees also consider significant risks within their areas of responsibility. As discussed in the Compensation Discussion and Analysis beginning on page 34, our LDC Committee oversees risks related to our compensation programs, including an annual review and risk assessment of the Company’s compensation policies and practices for all associates, and monitors the independence of its compensation consultant. Our Nominating and Corporate Governance Committee oversees risks related to our governance policies and practices, including review and approval of

BOARD OF DIRECTORS INFORMATION

any related-party transactions and relationships involving our directors and executive officers. As discussed in more detail below under “Meetings and Committees of the Board,” effective May 1, 2012, the Board approved the creation of a Finance Committee and the dissolution of our Infrastructure Committee. Our Finance Committee will oversee risks related to our capital structure, financial resources and related financial matters. Risks related to our infrastructure that were previously overseen by the Infrastructure Committee will now be overseen by the Audit Committee and Finance Committee, as applicable to their particular areas of responsibility. Each of our committees reports to the Board at each quarterly Board meeting.

In addition, the Board and the Audit Committee receive presentations throughout the year from management regarding specific potential risks and trends as necessary. At each Board meeting, the Chairman and CEO addresses in a directors-only session matters of particular importance or concern, including any significant areas of risk requiring Board attention. Annually, through dedicated sessions focusing exclusively on corporate strategy, our full Board reviews in detail the Company’s short- and long-term strategies, including consideration of significant risks facing the Company and their potential impact. We believe that the practices described above and our current leadership structure facilitate effective Board oversight of our significant risks.

DIRECTOR INDEPENDENCE

The Director Independence Standards in the Company’s Corporate Governance Guidelines (attached as Appendix A to this Proxy Statement and available at http://ir.homedepot.com under “Corporate Governance > Corp. Governance Overview” and in print upon request) exceed the independence standards adopted by the NYSE. Pursuant to these guidelines, the Board and the Nominating and Corporate Governance Committee reviewed the independence of each director in February 2012. During this review, the Board and the Nominating and Corporate Governance Committee considered all relevant facts and circumstances related to transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationship or transaction would prohibit a director from being independent under Securities and Exchange Commission (“SEC”) rules, the NYSE listing standards and the Company’s Director Independence Standards.

Based on this review and the recommendation of the Nominating and Corporate Governance Committee, the Board affirmatively determined that all of the directors nominated for election to the Board at the Meeting are independent except Francis S. Blake, because of his position as our Chairman and CEO.

The Company has purchase, sale and other transactions and relationships in the normal course of business with companies with which certain Company directors are associated, but which are not material to the Company, the directors or the companies with which the directors are associated. All of these transactions were reviewed and considered by the Board and the Nominating and Corporate Governance Committee in determining the independence of Company directors. In particular, the Nominating and Corporate Governance Committee and the Board took into account the following transactions during Fiscal 2011:

•	Mr. Ackerman served as a director of United Parcel Service, Inc., from which we purchased freight services;
•

Mr. Brenneman served as a director of Automatic Data Processing, Inc., from which we purchased payroll and tax services, and as the Chairman of CCMP Capital Advisors, LLC, which manages funds that have an equity interest in ARAMARK, from which we purchased food services and uniform apparel, and in Generac Power Systems, Inc., from which we purchased generators and related merchandise;

•

Mr. Brown served as Managing Director and Chief Operating Officer of General Atlantic LLC, which manages funds that have an equity interest in Mu Sigma Inc., from which we purchased data analytics consulting services, and in Web.com Group, Inc., from which we purchased online marketing services;

•	Mr. Carey served as chief executive officer of Frito-Lay North America and PepsiCo Beverages North America, from which we purchased food and beverage products; and

BOARD OF DIRECTORS INFORMATION

•	Mr. Sargent served as chief executive officer of Staples, Inc., from which we purchased office products and related services.

In each instance described above, the amount of payments made and received by each entity represented an immaterial percentage of the Company’s and the other entity’s revenues. The Board and the Nominating and Corporate Governance Committee believe that all of the transactions and relationships during Fiscal 2011 described above were on arm’s-length terms that were reasonable and competitive and that the directors did not participate in or personally benefit from these transactions.

SELECTING NOMINEES TO THE BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for considering candidates for the Board and recommending director nominees to the Board. All members of the Nominating and Corporate Governance Committee have been determined to be independent by the Board pursuant to SEC rules, NYSE listing standards and the Company’s Director Independence Standards. The Nominating and Corporate Governance Committee’s charter, as well as the charters for our other Board committees, are available on the Company’s website at http://ir.homedepot.com under “Corporate Governance > Committee Members & Charters.”

The Nominating and Corporate Governance Committee considers candidates for nomination to the Board from a number of sources. Current members of the Board are considered for re-election unless they have notified the Company that they do not wish to stand for re-election and provided they have not reached age 72 by the calendar year-end immediately preceding the Company’s next annual meeting of shareholders.

The Nominating and Corporate Governance Committee also considers candidates recommended by current members of the Board, members of management or shareholders. From time to time, the Nominating and Corporate Governance Committee engages independent search firms to assist in identifying potential Board candidates. Services provided by the search firms include identifying and assessing potential director candidates meeting criteria established by the Nominating and Corporate Governance Committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member. During Fiscal 2011, the Nominating and Corporate Governance Committee engaged Spencer Stuart and Russell Reynolds Associates to assist it in identifying and assessing potential director candidates.

The Nominating and Corporate Governance Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria. The criteria and the process by which director nominees are considered and selected are discussed further below under “Election of Directors.”

DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Nominating and Corporate Governance Committee will consider all candidates recommended by a shareholder (or group of shareholders) who owns at least one percent of the Company’s outstanding shares of common stock and who has held such shares for at least one year as of the date of the recommendation. We refer to a shareholder (or group of shareholders) who meets these requirements as an “Eligible Shareholder.” The Nominating and Corporate Governance Committee may also, in its discretion, consider candidates recommended by a shareholder owning less than one percent of the Company’s outstanding common stock. A shareholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Building C-22, Atlanta, Georgia 30339 not less than 120 calendar days prior to the anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders:

•	A recommendation that identifies the candidate and provides contact information for that candidate;
•	The written consent of the candidate to serve as a director of the Company, if elected; and
•	Documentation establishing that the shareholder making the recommendation is an Eligible Shareholder.

BOARD OF DIRECTORS INFORMATION

Upon timely receipt of the required documents, the Corporate Secretary will determine if the shareholder submitting the recommendation is an Eligible Shareholder based on those documents. If the shareholder is not an Eligible Shareholder, the Nominating and Corporate Governance Committee may, but is not obligated to, evaluate the candidate and consider him or her for nomination to the Board.

If the candidate is to be evaluated by the Nominating and Corporate Governance Committee, the Corporate Secretary will request from the candidate a detailed resumé, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check. These documents must be received from the candidate before the first day of February preceding the annual meeting of shareholders. The Nominating and Corporate Governance Committee will also use reasonable efforts to engage a governance consultant to assist in evaluating the candidate.

COMMUNICATING WITH THE BOARD

Shareholders and others who are interested in communicating directly with members of the Board, including those wishing to express concerns relating to accounting, internal accounting controls, audit matters, fraud or unethical behavior, may do so by e-mail, at HD_Directors@homedepot.com, or by writing to the directors at the following address:

Name of Director or Directors

c/o Corporate Secretary

The Home Depot, Inc.

2455 Paces Ferry Road, N.W.

Building C-22

Atlanta, Georgia 30339

The Corporate Secretary reviews and provides the Board and the Nominating and Corporate Governance Committee with a summary of all such communications and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or the standing committees of the Board, or that otherwise requires the attention of the Board and the Nominating and Corporate Governance Committee. Correspondence relating to accounting, internal controls or auditing matters is brought to the attention of the Company’s internal audit department and, if appropriate, to the Audit Committee. All communications are treated confidentially.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board met eight times during Fiscal 2011. The number of times that each standing committee of the Board met in Fiscal 2011 is shown below. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during Fiscal 2011. Company policy provides that all directors are expected to attend annual shareholder meetings, absent extraordinary circumstances. All of our current directors attended the 2011 Annual Meeting of Shareholders.

BOARD OF DIRECTORS INFORMATION

During Fiscal 2011, the Board had standing Audit, Nominating and Corporate Governance, Leadership Development and Compensation, and Infrastructure Committees. The members of each committee, the principal functions of each committee and the number of meetings held in Fiscal 2011 are shown below. Each member of each committee was, and continues to be, independent under our Director Independence Standards and applicable SEC and NYSE rules.

Name of Committee and Members	Committee Functions	Number of Meetings
AUDIT: F. Duane Ackerman, Chair Ari Bousbib Gregory D. Brenneman J. Frank Brown	• Oversees the integrity of the Company’s financial statements • Oversees the Company’s compliance with legal and regulatory requirements • Reviews the qualifications and independence of the Company’s independent registered public accounting firm • Oversees the performance of the Company’s internal audit function and independent registered public accounting firm • Reviews and monitors the Company’s compliance programs	9
NOMINATING AND CORPORATE GOVERNANCE: Bonnie G. Hill, Chair Albert P. Carey Armando Codina Karen L. Katen Ronald L. Sargent	• Oversees the Company’s corporate governance practices and procedures • Reviews and monitors the performance and composition of the Board and its committees • Makes recommendations for director nominees • Reviews the independence of directors	4
LEADERSHIP DEVELOPMENT AND COMPENSATION: Gregory D. Brenneman, Chair J. Frank Brown Armando Codina Bonnie G. Hill	• Reviews and recommends policies, practices and procedures concerning human resource-related matters • Oversees senior management succession planning policies and procedures • Reviews and recommends compensation of directors and the CEO and approves compensation of other executive officers • Undertakes annual review and risk assessment of compensation policies and practices • Administers stock incentive and stock purchase plans, including determining grants of equity awards under the plans	6
INFRASTRUCTURE: Ari Bousbib, Chair F. Duane Ackerman Albert P. Carey Karen L. Katen Ronald L. Sargent	• Reviews practices and procedures concerning supply chain, logistics, information technology and information security	4

In February 2012, the Board approved the creation of a Finance Committee and dissolution of the Infrastructure Committee, effective May 1, 2012. The functions of the Finance Committee will include overseeing the management of the Company’s capital structure, financial resources and related financial risks to effectively support the Company’s long-range strategic and operational objectives while maintaining a sound financial condition. The members of the committees as of May 1, 2012 will be as follows:

AUDIT	NOMINATING AND CORPORATE GOVERNANCE	LEADERSHIP DEVELOPMENT AND COMPENSATION	FINANCE
F. Duane Ackerman, Chair	Bonnie H. Hill, Chair	Gregory D. Brenneman, Chair	Ari Bousbib, Chair
Ari Bousbib	F. Duane Ackerman	Albert P. Carey	Gregory D. Brenneman
J. Frank Brown	Albert P. Carey	Armando Codina	J. Frank Brown
Karen L. Katen	Armando Codina	Bonnie H. Hill	Ronald L. Sargent
	Karen L. Katen	Ronald L. Sargent

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

The Nominating and Corporate Governance Committee, when considering the composition of our Board, focuses on ensuring a mix of directors that collectively possess the expertise and experience appropriate for a retailer of our size and geographic scope. The Company is the world’s largest home improvement specialty retailer, with more than 2,250 retail stores in the United States, Canada, Mexico and China, and our business involves all facets of retail, including finance, marketing, information technology, e-commerce, supply chain, real estate and strategic management. The Nominating and Corporate Governance Committee evaluates each director candidate on the basis of the length and quality of the candidate’s business experience, the applicability of the candidate’s skills and expertise to the Company and its business, the perspectives that the candidate would bring to the entire Board and the personality or “fit” of the candidate with existing members of the Board and management.

The Nominating and Corporate Governance Committee seeks directors who can:

•	Demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
•	Be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;
•	Demonstrate a record of professional accomplishment in his or her chosen field; and
•	Be prepared and able to participate fully in Board activities, including membership on at least two committees.

The Nominating and Corporate Governance Committee recognizes the importance of selecting directors from various backgrounds and professions in order to ensure that the Board as a group has a wealth of experiences to inform its decisions. Consistent with this philosophy, after focusing on the skills and experience necessary to meet the core needs of the Company, as well as the basic qualifications set forth above, the Nominating and Corporate Governance Committee considers the personal attributes of individual nominees, including ethnic, racial and gender diversity. The Nominating and Corporate Governance Committee assesses the composition of the Board at least once a year and more frequently as needed, particularly when considering potential new candidates.

After evaluating the performance and experience of each of the current directors and the composition of the full Board, the Nominating and Corporate Governance Committee has recommended all ten current Board members for election. Each of the ten individuals nominated for election to the Board would hold office until the 2013 Annual Meeting of Shareholders and until his or her successor is elected and qualified. Each nominee has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board.

The ten nominees for election to the Board are set forth below.

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

F. DUANE ACKERMAN, 69, Director since 2007

Mr. Ackerman served as President and Chief Executive Officer of BellSouth Corporation, a telecommunications company, from 1997 to 2006, as Chairman of its board of directors from 1998 to 2006 and as Vice Chairman and Chief Operating Officer from 1995 to 1997. In these roles, Mr. Ackerman gained extensive experience supervising finance, supply chain, marketing, sales, international, information technology and real estate functions. He also served as President and Chief Executive Officer of BellSouth Telecommunications, a local telephone service unit and the largest subsidiary of BellSouth Corporation, from 1992 to 1995. Mr. Ackerman retired as Chairman Emeritus of BellSouth in March 2007. In addition to the specific experience described above, Mr. Ackerman brings to our Board his experience managing a complex, publicly traded company.

Other U.S. Public Company Board Memberships since 2007	The Allstate Corporation (1999 to present) United Parcel Service, Inc. (2007 to present)

FRANCIS S. BLAKE, 62, Director since 2006

Mr. Blake has served as our Chairman and Chief Executive Officer since January 2007. Previously, Mr. Blake served as our Vice Chairman from October 2006 to January 2007 and as Executive Vice President – Business Development and Corporate Operations from March 2002 to January 2007. In the latter position, he was responsible for the Company’s real estate, store construction, credit services, strategic business development, growth initiatives, and international and Home Services businesses. Mr. Blake previously served in a variety of executive positions at General Electric, including as Senior Vice President, Corporate Business Development in charge of all worldwide mergers, acquisitions, dispositions and identification of strategic growth opportunities.

Other U.S. Public Company Board Memberships since 2007	Southern Company (2004-2009)

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

ARI BOUSBIB, 51, Director since 2007

Mr. Bousbib plays a key role in the Board’s oversight of the Company’s supply chain, information technology, international and finance matters, as well as providing insight into the development of corporate strategy. In September 2010, Mr. Bousbib joined IMS Health Inc., an information services company, as its Chairman and Chief Executive Officer. Prior to IMS Health, Mr. Bousbib spent 14 years at United Technologies Corporation (“UTC”), a diversified company, where he most recently served as Executive Vice President of UTC and President of UTC’s Commercial Companies, responsible for the strategic direction and operational performance of subsidiaries Otis Elevator Company, Carrier Corporation and UTC Fire & Security. From 2002 to 2008, he served as President of Otis Elevator Company, and from 2000 to 2002 he served as its Chief Operating Officer. From 1997 to 2000, Mr. Bousbib was Vice President, Corporate Strategy and Development of UTC. Prior to joining UTC, Mr. Bousbib was a partner at Booz Allen Hamilton, a global management and technology consulting firm. In serving on our Board, Mr. Bousbib draws from his experience with managing large, sophisticated businesses, including oversight of extensive global operations, as well as strategic, finance, supply chain and information technology matters.

Other U.S. Public Company Board Memberships since 2007	Best Buy, Inc. (2006-2007)

GREGORY D. BRENNEMAN, 50, Director since 2000

A successful business leader who has been involved in several well-known corporate spin-off and turnaround situations, Mr. Brenneman brings to our Board an extensive background in general management of large organizations and expertise in accounting and corporate finance, retail, supply chain, marketing and international matters. Mr. Brenneman is currently Chairman of CCMP Capital Advisors, LLC, a private equity firm with over $12 billion under management, and Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm focusing on corporate turnarounds. In prior management roles, Mr. Brenneman served as Executive Chairman of Quiznos, a national quick-service restaurant chain, from August 2008 to July 2010 and as its President and Chief Executive Officer from January 2007 to September 2008. Prior to joining Quiznos, Mr. Brenneman led restructuring and turnaround efforts at Burger King Corporation, PwC Consulting and Continental Airlines, Inc. that resulted in improved customer service, profitability and financial returns.

Other U.S. Public Company Board Memberships since 2007	Automatic Data Processing, Inc. (2001 to present) Francesca’s Holdings Corporation (2010 to present)

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

J. FRANK BROWN, 55, Director since 2011

Mr. Brown is a seasoned international business and academic leader whose strong technical expertise in financial and accounting matters qualifies him as an “audit committee financial expert” under SEC guidelines, as described in the “Audit Committee Report” on page 17 of this Proxy Statement, and he serves in such capacity on our Audit Committee. Mr. Brown serves as Managing Director and Chief Operating Officer of General Atlantic LLC, a global growth equity firm, which he joined in June 2011. From July 2006 to March 2011, Mr. Brown was Dean of INSEAD, an international business school with campuses in France, Singapore and Abu Dhabi. Before his appointment as Dean of INSEAD, he served as a member of its Board and as Chairman of its U.S. Council. Prior to his tenure at INSEAD, Mr. Brown spent 26 years at PricewaterhouseCoopers (“PwC”), where he held a series of leadership roles, including head of its Assurance and Business Advisory Service, Transactions Services and Corporate Development practices, and most recently the leader of the $3.5 billion Advisory Services operating unit of PwC. He also launched PwC’s Genesis Park, a leadership development program to train the next generation of global leaders within the firm. Mr. Brown is a member of the American Institute of Certified Public Accountants, the European Academy of Business in Society (EABIS) Board and the European Executive Council (EEC). He is also an author and frequent speaker on leadership.

Other U.S. Public Company Board Memberships since 2007	None.

ALBERT P. CAREY, 60, Director since 2008

Having served in a number of senior executive positions at PepsiCo, Inc., a consumer products company, Mr. Carey enhances our Board’s experience in and oversight of retail, supply chain and marketing matters, as well as contributing to the general management and strategic business development skills of our Board. In September 2011, Mr. Carey was named Chief Executive Officer of PepsiCo Americas Beverages, assuming responsibilities for all aspects of PepsiCo’s beverages business in the Americas. From July 2006 to September 2011, he served as President and Chief Executive Officer of Frito-Lay North America, a snack food company and the largest North American business division of PepsiCo. He also served as President of PepsiCo Sales, the sales division of PepsiCo, from March 2003 to July 2006, in charge of PepsiCo’s sales and customer management for its retail, foodservice and fountain businesses. Other positions that Mr. Carey has held at PepsiCo, Inc. include Chief Operating Officer of PepsiCo Beverages & Foods North America, Senior Vice President of Sales for Pepsi-Cola North America and Chief Operating Officer of Frito-Lay North America. Prior to his career at PepsiCo, Mr. Carey spent seven years at Procter & Gamble.

Other U.S. Public Company Board Memberships since 2007	None.

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

ARMANDO CODINA, 65, Director since 2007

Mr. Codina’s extensive expertise in commercial real estate development and management provides our Board with significant insight into and understanding of the real estate issues faced by a large retail organization. Mr. Codina founded Codina Group, a South Florida-based commercial real estate firm, in 1980. As Codina Group’s Chairman and Chief Executive Officer, he led the company through significant growth for 26 years and successfully merged it with Florida East Coast Industries in 2006 to become Florida East Coast Industries’ full-service real estate business, Flagler Development Group. Flagler Development Group owns, leases and manages over 12.0 million square feet of Class-A office and industrial space. In 2006, Mr. Codina was appointed Chairman, Chief Executive Officer and President of Flagler Development Group, where he served until September 2008. He continued to serve as non-executive Chairman of Flagler until December 31, 2010. Mr. Codina is currently the Chairman and Chief Executive Officer of Codina Partners, LLC, which he formed in 2009, and through this entity and its affiliates is engaged in multiple real estate development and investment activities. Prior to founding Codina Group, Mr. Codina served as President of Professional Automated Services, Inc., a pioneer in the development of comprehensive medical management systems that provided data processing services to physicians. Mr. Codina’s deep roots in Florida have afforded the Board a unique insight into this market. In addition, Mr. Codina’s service on a number of public company boards of directors, including those listed below, provides significant and valuable perspective into corporate management and board dynamics.

Other U.S. Public Company Board Memberships since 2007

AMR Corporation (1995 to present; Lead Director since 2007)

General Motors Corporation (2002-2009)

Merrill Lynch & Co., Inc. (2005-2009)

Burger King Holdings, Inc. (2005-2007)

Florida East Coast Industries, Inc. (2006-2007)

BONNIE G. HILL, Ed.D., 70, Director since 1999

Ms. Hill brings to our Board considerable leadership skills in retail, finance, international and marketing matters. She has particular expertise in corporate governance, board organizational and public policy issues and currently serves as President of B. Hill Enterprises, LLC, a consulting firm that she founded in 2001 to advise companies and their directors on these matters. Ms. Hill has been a speaker and panelist addressing these issues at leading seminars across the country. Her expertise in these areas makes her particularly well suited for her role as Lead Director of the Company. Ms. Hill is also a co-founder of Icon Blue, Inc., a brand marketing company, where she served as Chief Operating Officer from 1998 until 2010. Previously, Ms. Hill was President and Chief Executive Officer of The Times Mirror Foundation, a charitable foundation affiliated with Tribune Company, from 1997 to 2001, and Senior Vice President, Communications and Public Affairs of the Los Angeles Times, a daily newspaper and subsidiary of Tribune Company, from 1998 to 2001. Ms. Hill has also served as a Vice President with Kaiser Aluminum and Chemical Corporation and as Dean of the McIntire School of Commerce at the University of Virginia. Ms. Hill has significant public sector experience of particular interest to a large public company, including serving as a member of the board of directors of NASD Regulations, Inc., a member of the Investor Advisory Committee of the Public Company Accounting Oversight Board, a member of the Investor Education Foundation of the Financial Industry Regulatory Authority, Inc., chair of the Consumer Affairs Advisory Committee of the SEC and a member of the Board of Trustees of the RAND Corporation.

Other U.S. Public Company Board Memberships since 2007	AK Steel Holding Corporation (1994 to present) California Water Service Group (2003 to present) YUM! Brands, Inc. (2003 to present) Hershey Foods Corporation (1993-2007)

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

KAREN L. KATEN, 62, Director since 2007

Ms. Katen enhances our Board’s understanding of international, supply chain and marketing matters, with her expertise in those areas gained through her career at Pfizer Inc., a global pharmaceutical company. Ms. Katen began her career at Pfizer in 1974 and held a series of management positions with increasing responsibility, including President of Pfizer Global Pharmaceuticals and Executive Vice President of Pfizer Inc. from 2001 to 2005 and President of Pfizer Human Health from 2005 to 2007. She retired in March 2007 as Vice Chairman of Pfizer Inc. Recently, she also served as Chairman of the Pfizer Foundation, a charitable foundation affiliated with Pfizer. Currently, Ms. Katen serves as Senior Advisor of Essex Woodlands Health Ventures, a healthcare venture capital firm which she joined in October 2007. Ms. Katen is also a director of Air Liquide, an international leader in gases for industry, health and the environment. Ms. Katen has served with several healthcare-related organizations, including as a member of the Global Advisory Board of Takeda Pharmaceutical Company Limited, Treasurer of PhRMA, an industry association representing research-based pharmaceutical companies in the U.S., a board member of the National Alliance for Hispanic Health, a member of the Healthcare Leadership Council, and a member of the RAND Corporation’s Health Board of Advisors. She is also on the Board of Trustees of the Economic Club of New York and the University of Chicago and is a council member of the Booth Graduate School of Business at the University of Chicago. Ms. Katen has also served on a variety of international policy bodies, including as Chairman of the U.S.-Japan Business Council.

Other U.S. Public Company Board Memberships since 2007	Harris Corporation (1994 to present) General Motors Corporation (1997-2009)

RONALD L. SARGENT, 56, Director since 2011

Mr. Sargent brings extensive global retail and leadership experience to our Board, including broad-based understanding of retail finance, supply chain, human resources and operations matters. Mr. Sargent has served as Chief Executive Officer of Staples, Inc., an office products retailer, since 2002, and as its Chairman since 2005. He served as President and Chief Operating Officer of Staples between 1998 and 2002. Mr. Sargent joined Staples in 1989 as Regional Vice President, leading the company’s market entry in Ohio, and went on to hold additional leadership roles overseeing Staples’ worldwide operations, retail superstores, delivery business, supply chain and marketing initiatives. Prior to Staples, he held a variety of positions at the grocery chain, The Kroger Co., where he currently serves as a director.

Other U.S. Public Company Board Memberships since 2007	The Kroger Co. (2006 to present) Mattel, Inc. (2004 to May 2011) The Yankee Candle Company, Inc. (1999 to 2007) Aramark Corporation (2002 to 2007)

WE RECOMMEND THAT YOU VOTE

“FOR” THE ELECTION OF EACH

NOMINEE TO

THE BOARD OF DIRECTORS.

PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP

(ITEM 2 ON THE PROXY CARD)

The Audit Committee has appointed KPMG LLP to serve as the Company’s Fiscal 2012 independent registered public accounting firm. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board considers it desirable that the appointment of KPMG LLP be ratified by shareholders. If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider the appointment.

Audit services provided by KPMG LLP for Fiscal 2011 included the examination of the consolidated financial statements of the Company, audit of the Company’s internal control over financial reporting, services related to periodic filings made with the SEC and statutory audits of certain subsidiaries. Additionally, KPMG LLP provided certain services relating to the consolidated quarterly reports, audits of the Company’s retirement and benefit plans, and tax services as described on page 18 of this Proxy Statement.

One or more representatives of KPMG LLP will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

WE RECOMMEND THAT YOU

VOTE “FOR” THE RATIFICATION OF

KPMG LLP AS THE COMPANY’S

FISCAL 2012 INDEPENDENT

REGISTERED PUBLIC

ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is independent under SEC rules, the NYSE listing standards and the Director Independence Standards set forth in the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Brown is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee charter is available on the Company’s website at http://ir.homedepot.com under “Corporate Governance > Committee Members & Charters” and is also available in print upon request.

The Audit Committee has:

•

Reviewed and discussed the audited financial statements with the Company’s management and discussed with KPMG LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

•

Concluded that KPMG LLP is independent from the Company and its management. The Audit Committee received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence;

•

Recommended to the Board that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for Fiscal 2011 for filing with the SEC. The Audit Committee made this recommendation based upon its review and the discussions with management and KPMG LLP; and

•

Determined that the provision of non-audit services is compatible with KPMG LLP’s independence. The Audit Committee has reviewed and discussed the fees billed to the Company by KPMG LLP for audit, audit-related, tax and all other services provided during Fiscal 2011, which are set forth below under “Independent Registered Public Accounting Firm’s Fees.”

This report has been furnished by the current members of the Audit Committee:

•	F. Duane Ackerman, Chair
•	Ari Bousbib
•	Gregory D. Brenneman
•	J. Frank Brown

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

AUDIT FEES

During Fiscal 2011 and Fiscal 2010, KPMG LLP billed the Company for fees in the aggregate amount of approximately $4,750,000 and $4,563,000, respectively, for the annual audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, the quarterly reviews of the Company’s consolidated financial statements included in its Quarterly Reports on Form 10-Q, services related to other periodic filings made with the SEC and statutory audits of certain subsidiaries.

AUDIT-RELATED FEES

During Fiscal 2011 and Fiscal 2010, the Company paid KPMG LLP fees in the aggregate amount of $175,000 and $200,000, respectively, for audit-related services provided during each of those years related to the Company’s retirement and benefits plans.

TAX FEES

During Fiscal 2011 and Fiscal 2010, the Company paid KPMG LLP fees in the aggregate amount of approximately $188,000 and $40,000, respectively, for tax services provided during those years, which consisted of tax advisory services.

ALL OTHER FEES

No other services or related fees were provided or billed by KPMG LLP for Fiscal 2011 and Fiscal 2010.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee or by the Chairman of the Audit Committee. When services are pre-approved by the Chairman, notice of such approvals is given simultaneously to the other members of the Audit Committee and presented to the full Audit Committee at its next scheduled meeting.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION – “SAY-ON-PAY”

(ITEM 3 ON THE PROXY CARD)

The Company recommends that you vote for the approval of the compensation of our named executive officers as described in this Proxy Statement. Accordingly, you may vote on the following resolution at the Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders.

As described in our “Fiscal 2011 Executive Compensation Report Card” and the Compensation Discussion and Analysis beginning on page 34, the Company’s compensation philosophy is to align executive pay with Company performance. We believe that this alignment motivates our executives to achieve our key financial and strategic goals, creating long-term shareholder value.

Our executive compensation program links pay to performance as follows:

•

Approximately 88.5% of our CEO’s target compensation and approximately 79.1% of the target compensation for our other named executive officers is variable and is paid based upon attainment of our pre-determined corporate performance objectives or the performance of our common stock.

•

Approximately 67.8% of our CEO’s compensation and approximately 58.9% of the compensation of our other named executive officers is equity-based and paid in a balanced mix of performance-based restricted stock, options and performance shares.

•

Our named executive officers do not receive tax gross-ups, supplemental executive retirement plans, defined benefit pension plans, guaranteed salary increases or guaranteed bonuses and have limited perquisites.

•

We employ a number of mechanisms to mitigate the chance of our compensation programs encouraging excessive risk-taking, including an annual review and risk assessment of all elements of compensation by the LDC Committee of the Board, a compensation recoupment policy and stock ownership guidelines.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the LDC Committee or the Board. Because we value our shareholders’ views, however, the LDC Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. As noted on page 38 in the Compensation Discussion and Analysis, the LDC Committee considered the result of last year’s vote, in which over 98% of the shares voted were voted in support of the compensation of the Company’s named executive officers. Your advisory vote will therefore serve as an additional tool to guide the LDC Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its shareholders and is consistent with our commitment to high standards of corporate governance.

This vote is not intended to express a view on any specific element of pay, but rather the overall compensation program and philosophy for our named executive officers described in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure as set forth in the “Executive Compensation” section of this Proxy Statement. We encourage you to carefully review these disclosures and to indicate your support for our named executive officer compensation program.

WE RECOMMEND THAT YOU VOTE “FOR” THE

APPROVAL OF THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS AS PRESENTED IN

THIS PROXY STATEMENT.

APPROVAL OF AN AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF RESERVED SHARES

(ITEM 4 ON THE PROXY CARD)

We are asking you to approve a proposal to amend the Company’s Employee Stock Purchase Plan, or ESPP, to increase the number of shares of common stock available for purchase by U.S. associates by 20 million shares. The Board of Directors believes that the ESPP is a key benefit to associates and an important part of our total rewards program. It provides a convenient way for our associates to purchase shares of the Company’s common stock at a discounted price, which gives associates a vested interest in our success and aligns their interests with that of our shareholders. The Board of Directors, upon the recommendation of the LDC Committee, approved the amended ESPP, subject to shareholder approval, and if approved by our shareholders, the amended ESPP will become effective on July 1, 2012.

The ESPP was originally adopted in 1982. Since then, the ESPP has been amended and restated several times, most recently in 2008, when shareholders approved a 15,000,000 share increase. As of January 29, 2012, the last day of Fiscal 2011, 8,011,416 shares remained available for future issuance. We believe the additional 20 million shares will be sufficient for purchases under the ESPP for approximately eight to ten years. The total shares reserved for future issuance under the ESPP, including the 20 million additional shares for which shareholder approval is requested, represent 1.8% of the Company’s outstanding shares.

DESCRIPTION OF THE ESPP

The following is a brief summary of the material terms of the ESPP. A copy of the complete ESPP, as amended and restated, is attached as Appendix B to this Proxy Statement.

The ESPP is a broad-based plan that allows associates to purchase shares of the Company’s common stock at a 15% discount, measured at the end of each six month purchase period. All U.S. associates employed by the Company and its subsidiaries at the beginning of a purchase period are eligible to participate in the ESPP. Associates must also be actively employed on the last day of the purchase period to purchase shares under the ESPP. Participation in the ESPP is voluntary. As of January 29, 2012, approximately 285,000 U.S. associates were eligible to participate, including seven executive officers.

The ESPP, as currently administered, provides two six-month purchase periods per year, beginning on January 1st and July 1st, each of which is an offering date under the ESPP. Associates may participate in one or both purchase periods. Associates fund their purchases through voluntary payroll deductions that accumulate, without interest, in accounts maintained in the associate’s name. At the end of each purchase period, the amount credited to the associate’s account is applied to the purchase of Company shares at a price equal to 85% of the closing stock price on the last business day of the purchase period. Shares purchased under the ESPP have the same voting, dividend and other rights as all other shares of our common stock.

There are three limitations as to how many shares an associate may purchase:

•	An associate may not elect to make payroll deductions exceeding 20% of his or her eligible earnings. If an associate enrolls for both purchase periods, the combined deduction cannot exceed 20%;

•

An associate who owns, or would own after the ESPP purchase, 5% or more of the Company’s outstanding shares, including options to purchase stock as a result of ESPP participation, cannot enroll in the ESPP; and

•	An associate may not purchase shares under the ESPP with a fair market value (based on the closing stock price on the first day of each purchase period) of more than $25,000 in a given year.

The ESPP is administered by our LDC Committee. In the event of any stock dividend, stock split, recapitalization, or other change in the capital structure of the Company, the LDC Committee will make appropriate adjustments in the number and kind of shares subject to the ESPP, the maximum number of shares that may be delivered under the ESPP, and the selling price and any other relevant provision of the ESPP.

The Board of Directors may, at any time, amend the ESPP in any respect. The Company’s shareholders must approve any amendment that would increase the number of shares that may be issued under the ESPP (other than an increase merely reflecting a change in the Company’s capitalization) or any change in the designation of any corporation (other than a subsidiary of the Company) whose employees may participate in the ESPP.

The benefits that will be received by eligible associates, including the named executive officers, under the ESPP

APPROVAL OF AN AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF RESERVED SHARES

(ITEM 4 ON THE PROXY CARD)

will depend on each individual’s elections to participate and the fair market value of our common stock at various future dates. Therefore, it is not possible to determine the benefits that will be received by named executive officers or other associates if the amendment to increase the number of reserved ESPP shares is approved by our shareholders. As of March 19, 2012, the fair market value of a share of our stock was $48.83.

AGGREGATE PAST PURCHASES UNDER THE ESPP

As of January 29, 2012, 59,736,169 shares of the Company’s common stock had been purchased under the ESPP since its inception in 1982. The persons and groups identified below have purchased the number of shares set forth below since the inception of the plan:

Name and Position	Aggregate Number of Shares Purchased Under the Plan
Named Executive Officers:
Francis S. Blake Chief Executive Officer & Chairman	—
Carol B. Tomé Chief Financial Officer & Executive Vice President – Corporate Services	11,849
Craig A. Menear Executive Vice President – Merchandising	2,072
Marvin R. Ellison Executive Vice President – U.S. Stores	—
Matthew A. Carey Executive Vice President & Chief Information Officer	2,040
Executive officers as a group (includes named executive officers listed above)	19,031
Non-management directors as a group	N/A
All U.S. associates other than executive officers or directors	59,717,138

TAX CONSEQUENCES OF THE ESPP

The following information is a general summary of the federal income tax consequences of the ESPP to associates that are U.S. taxpayers and to the Company. Tax laws may change, and actual tax consequences will depend on the associate’s individual circumstances as well as state and local tax laws. We encourage associates to seek tax advice when they participate in the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” under Internal Revenue Code Section 423.

Tax Treatment of ESPP Participants.    Participants will not recognize income when they enroll in the ESPP or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares.

If the participant holds the shares for both one year or more after the purchase date and two years or more after the offering date (referred to as the Section 423 holding period), or if the participant dies while owning the shares, the participant will generally recognize ordinary income upon sale or other disposition of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, and the participant will have a long-term capital loss for the difference between the purchase price and the sale price.

On the other hand, if a participant sells or otherwise disposes of the shares before the end of the Section 423 holding period, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date (in this case, the 15% discount on the purchase price). The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss, which will be long-term if the shares have been held for more than one year.

Tax Treatment of the Company.    If a participant recognizes ordinary income by selling or otherwise disposing of shares before the end of the Section 423 holding period, the Company will generally be entitled to a tax deduction equal to the participant’s ordinary income. Otherwise, the Company will not be entitled to any income tax deduction with respect to shares purchased under the ESPP.

BOARD’S RECOMMENDATION

We believe that it is in the best interests of the Company and its shareholders to ensure that we can continue the ESPP, and the Board therefore recommends that you vote “For” this proposal to amend the ESPP.

WE RECOMMEND THAT YOU VOTE “FOR” THE

AMENDMENT TO THE COMPANY’S

EMPLOYEE STOCK PURCHASE PLAN

TO INCREASE THE NUMBER OF

RESERVED SHARES.

SHAREHOLDER PROPOSAL REGARDING ADVISORY VOTE ON POLITICAL CONTRIBUTIONS

(ITEM 5 ON THE PROXY CARD)

NorthStar Asset Management Funded Pension Plan, located at P.O. Box 301840, Boston, Massachusetts 02130, is the beneficial owner of 321 shares of the Company’s common stock and has submitted the following resolution:

Say on Political Contributions

Whereas, the Supreme Court ruling in Citizens United v. Federal Election Commission interpreted the First Amendment right of freedom of speech to include certain corporate political expenditures involving “electioneering communications,” striking down elements of the previously well-established McCain-Feingold law, and resulting in greater public and shareholder concern about corporate political spending;

Whereas, proponents believe Home Depot should establish policies that minimize risk to the firm’s reputation and brand through possible future missteps in corporate political contributions;

Whereas, in July 2010 Target Corporation donated $150,000 to the political group Minnesota Forward, which was followed by a major national controversy with demonstrations, petitions, threatened boycotts and considerable negative publicity;

Whereas, Home Depot’s website states that “The Home Depot is committed to providing sustainability leadership through greenhouse gas reduction efforts and has set energy use reduction targets for 2015.” Yet since 2009, The Home Depot Political Action Committee (HDPAC) designated more than 30% of its contributions to politicians voting against the American Clean Energy and Security Act of 2009 (H.R. 2454) and voting to deregulate greenhouse gases (H.R. 910).

Whereas, The Home Depot has a firm nondiscrimination policy which states that “the Company prohibits discrimination or harassment on account of…sexual orientation, gender identity of expression…” Furthermore, Home Depot has a complete Values Guide which emphasizes our commitment to “creating shareholder value,” “respect[ing] all people,” and to “understand the impact of our decisions…accept responsibility for our actions.” Yet since 2009, HDPAC designated more than a quarter of its contributions to politicians voting against hate crimes legislation, against the repeal of Don’t Ask Don’t Tell, and/or sponsoring the Federal Marriage Amendment Act, which would eliminate same sex marriage across the nation.

Resolved:    Shareholders recommend that the Board of Directors adopt a policy under which the proxy statement for each annual meeting will contain a proposal on electioneering and political contributions and communications describing:

•	the Company’s and HDPAC policies on electioneering and political contributions and communications,
•	any electioneering and political contributions and communications expenditures known to be anticipated during the forthcoming fiscal year,
•	the total amount of such anticipated expenditures,
•	a list of specific electioneering and political contributions and communications expenditures made in the prior fiscal year,
•	management’s analysis of the congruency with company values and policies of those political and electioneering policies, and of resultant expenditures for the prior year and the forthcoming year,
•	and providing an advisory shareholder vote on those policies and future plans.

Supporting Statement:    Proponents recommend that the annual proposal contain management’s analysis of risks to our company’s brand, reputation, or shareholder value. “Expenditures for electioneering communications” means spending directly, or through a third party, at any time during the year, on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.

RESPONSE TO PROPOSAL REGARDING ADVISORY VOTE ON POLITICAL CONTRIBUTIONS

The Company recommends that you vote against this shareholder proposal.    Shareholders of the Company overwhelmingly rejected this proposal at the 2011 annual meeting, with only 5% voting in favor of the proposal. As the world’s largest home improvement specialty retailer, we participate in the political process to support policies that further our business interests and create shareholder value. We are committed to complying with all laws governing these activities and conducting them in a transparent manner. Accordingly, we maintain a formal Political Activity and Government Relations Policy (the “Policy”), which is publicly available on our Investor Relations website at http://ir.homedepot.com under “Corporate Governance > Corp. Governance Overview.” This Policy sets forth the standards for participation in the political process by the Company and its associates and directly addresses the concerns raised by the proposal.

The Policy provides a careful review process for all political expenditures, addressing both corporate political contributions and any electioneering activity. As part of that process, the Nominating and Corporate Governance Committee conducts an annual review of the Company’s political contributions. The Company also publishes an annual report of its political contributions, which is available through a link in the Policy on the Investor Relations website. This information is also available through the Federal Election Commission’s website at http://www.fec.gov.

With respect to electioneering, the Policy provides that the Nominating and Corporate Governance Committee must approve in advance any public advertisement directly or indirectly paid for by the Company that expressly advocates the election or defeat of a candidate in which the Company is identified specifically as an advocate of such election or defeat. To date, the Company has not made any expenditure for electioneering communications, and has no present plans to make any such expenditures.

We believe that participating in the political process in a transparent manner is an important way to enhance shareholder value and promote good corporate citizenship. We do not believe, however, that implementing an annual shareholder advisory vote on our political activity policy and plans would provide shareholders with any more meaningful information than is already available.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT

(ITEM 6 ON THE PROXY CARD)

Benedictine Sisters, Boerne, Texas, located at 285 Oblate Drive, San Antonio, Texas 78216, are the beneficial owners of more than $2,000 in shares of the Company’s common stock and have submitted the following resolution as lead proponent along with other co-proponents:

WHEREAS:    Equal employment opportunity (EEO) is a fair employment practice and an investment issue. We believe that companies with a good EEO record have a competitive advantage in recruiting/retaining employees. We believe Home Depot customers are increasingly diverse; therefore a similarly diverse work force is more likely to anticipate and respond effectively to consumer demand. EEO reporting has economic relevance.

Home Depot shareholder votes in favor of a Diversity Report surpassed 23%, 26%, 22%, and 25% in 2011, 2010, 2009 and 2008 respectively – sending a consistent signal to management that shareowners desire increased accountability.

The Company annually files an EEO-1 report with the Equal Employment Opportunity Commission. This information could be made available to shareholders at a minimal additional cost.

Allegations of discrimination in the workplace burden shareholders with costly litigation that can damage a company’s reputation.

Home Depot has paid out more than $100 million to settle discrimination lawsuits in the last 15 years. The most significant EEOC settlement of $87 million was in 1997. In 2004, Home Depot agreed to pay $5.5 million to settle charges of class-wide gender, race and national origin discrimination at more than 30 Colorado stores. In 2009, Home Depot paid $84,750 to settle retaliation charges related to a 2004 discrimination suit.

RESOLVED:    The shareholders request that Home Depot prepare a diversity report, at reasonable cost and omitting confidential information, available to investors by September 2012, including the following:

1.	A chart identifying employees according to their gender and race in each of the nine major EEOC-defined job categories for the last three years, listing numbers or percentages in each category;
2.	A summary description of any affirmative action policies and programs to improve performance, including job categories where women and minorities are underutilized;
3.	A description of any policies and programs oriented specifically toward increasing the number of managers who are qualified females or minorities.

SUPPORTING STATEMENT:

In 2009, the U.S. Equal Employment Opportunity Commission reported racial minorities comprised 34% of the private industry workforce, but just 11% of executives and managers. Likewise, women represented 48% of the workforce, but just 28% of executives and managers. Employment and advancement barriers persist.

Several major U.S. corporations provide diversity reports with detailed EEO information including Walmart, Hewlett Packard, Nike, Costco and Intel.

In 2001, Home Depot began providing EEO information to investors upon request. Since then, Home Depot reversed its policy on disclosure of this information.

We agree with a recommendation of the 1995 bipartisan Glass Ceiling Commission that “public disclosure of diversity data – specifically data on the most senior positions – is an effective incentive to develop and maintain innovative, effective programs to break the glass ceiling barriers.” Home Depot has demonstrated leadership on many corporate social responsibility issues. We ask the company to again demonstrate leadership in diversity by committing to EEO disclosure.

RESPONSE TO PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT

The Company recommends that you vote against this shareholder proposal.    Shareholders of the Company have rejected this proposal at ten previous annual meetings. One of the Company’s core values is Respect for All People, and we are committed to diversity and equal opportunity. This commitment is evidenced by: (1) the Company’s Inclusion Council, which focuses on diversity issues affecting the Company; (2) a hotline to promote the anonymous reporting of concerns regarding the Company’s Business Code of Conduct and Ethics; and (3) a team of associates led by our Vice President – Talent Management, HR and Diversity who provides focused leadership in developing an inclusive work environment in which all associates are valued, respected and supported to do their best work. The Company’s commitment to diversity is further evidenced through affirmative action programs in each of its 2,250+ stores. In addition, the Company prepares and files its EEO-1 report with the Equal Employment Opportunity Commission each year. The Company does not believe adoption of this proposal would enhance its commitment to equal opportunity in any meaningful way.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING REMOVAL OF PROCEDURAL SAFEGUARDS FROM SHAREHOLDER WRITTEN CONSENT RIGHT

(ITEM 7 ON THE PROXY CARD)

Mr. John Chevedden, located at 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, is the beneficial owner of 100 shares of the Company’s common stock and has submitted the following resolution:

7 – Shareholder Action by Written Consent

Resolved, Shareholders request that our board takes the steps necessary (excluding steps that must be taken by shareholders) to strengthen the shareholder right to act by written consent adopted after our 2011 annual meeting. This proposal would include removal of the requirement that a percentage of shares ask for a record date to be set and removal of the requirement that all shareholders must be solicited.

Our current requirement that all shareholders be solicited deters all but the most aggressive and well-heeled from initiating shareholder action by written consent. Arguably requiring that all shareholders be solicited is nothing more than nullification of written consent.

The written consent proposal won 52% support at our 2010 annual meeting. The 2010 proposal did not call for provisions that would hobble the use of shareholder action by written consent.

The merit of this proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to make our company more competitive:

Our directors Armando Codina and Karen Katen were on the GM board together while GM stock lost 90% of its value. Codina and Katen were still on our nomination committee and Codina was also on our executive pay committee. Codina received our highest negative votes as he went into double-digit territory in negative votes.

The Corporate Library, an independent investment research firm, said our executives continued to receive market-priced options that simply vested with the passage of time. Market-priced options may provide lucrative financial rewards due to a rising market alone, regardless of an executive’s performance. Our CEO Francis Blake was potentially entitled to $37 million if there was a change in control.

Please encourage our board to respond positively to this proposal to initiate improved corporate governance to make our company more competitive:

Shareholder Action by Written Consent – Yes on 7.

RESPONSE TO PROPOSAL REGARDING REMOVAL OF PROCEDURAL SAFEGUARDS FROM SHAREHOLDER WRITTEN CONSENT RIGHT

The Company recommends that you vote against this shareholder proposal.    At last year’s annual meeting, our shareholders approved the Company’s proposal to implement a written consent right in a manner that provides fundamental fairness to all shareholders, with 96% of voted shares voting in favor of this mechanism. Specifically, shareholders voted to permit shareholder action by written consent with two basic requirements:

•

Holders of at least 25% of our outstanding shares must first request that our Board set a record date determining which shareholders are entitled to act, which ensures that the matter is of interest to more than just a small minority of our shareholders, and

•	Consents must be solicited from all shareholders, giving each shareholder an equal right to consider and act on a proposal.

During the process of considering how to implement a written consent right, we solicited input from the Company’s larger institutional investors, who supported these important shareholder protections. Furthermore, we believe that our written consent right should be viewed in light of our excellent corporate governance standards, including other shareholder protections that we have adopted. As noted in our Corporate Governance Factsheet, located on our Investor Relations website (http://ir.homedepot.com, under “Corporate Governance > Corp. Governance Factsheet”), we have adopted extensive governance best practices, including majority voting for directors, annual director elections, shareholder right to act by majority written consent and shareholder right to call a special meeting. Our efforts to maintain the highest standards in corporate governance have been validated by leading governance ratings firms. GovernanceMetrics International, an affiliate of The Corporate Library, awarded us its highest overall governance rating of 10.0 in 2009, 2010 and 2011, a rating given to only one percent of the over 4,000 companies surveyed. Further, in 2010 and 2011, ISS gave us its best governance rating, stating that we have “Low Risk” in each of the four Governance Risk Indicator (“GRId”) categories: Audit, Board Structure, Compensation and Shareholder Rights.

This shareholder proposal ignores our corporate governance standards and would remove the important protections that our written consent right provides for our shareholders. Without these protections, a small group of shareholders would be able to initiate a consent solicitation to advocate a special interest at the expense of our shareholders as a whole. Furthermore, this small group with narrow interests could do so without notifying the vast majority of our shareholders prior to taking such action. We believe that all shareholders should have the opportunity to consider any proposed action that may affect the Company and their interests as a shareholder. We therefore recommend that you vote against this shareholder proposal.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

(ITEM 8 ON THE PROXY CARD)

Mr. Kenneth Steiner, located at 14 Stoner Avenue, 2M, Great Neck, NY 11021, is the beneficial owner of more than $2,000 in shares of the Company’s common stock and has submitted the following resolution:

8 – Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to enable one or more shareholders, holding not less than 15% of the voting power of the Corporation, to call a special meeting.

This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language in regard to calling a special meeting that apply only to shareowners but not to management and/or the board (to the fullest extent permitted by law).

This proposal does not impact our board’s current power to call a special meeting. Adoption of this proposal can probably best be accomplished in a simple and straight-forward manner with clear and concise text.

This proposal topic won 52%-support at our 2011 annual meeting. This proposal topic also won more than 60% support at CVS, Sprint and Safeway.

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to make our company more competitive:

The Corporate Library, an independent investment research firm, said there were ongoing concerns regarding executive pay. The performance share pay for our executives was based on our company’s relative Total Shareholder Return compared to peer companies. More than half of the target pay would vest for underperforming more than half of peer companies. Underperforming industry peers should not result in executive pay of any kind.

Our executives continued to receive market-priced options that simply vested with the passage of time. Market-priced options may provide lucrative financial rewards due to a rising market alone, regardless of an executive’s performance.

Please encourage our board to respond positively to this proposal to initiate improved corporate governance and make our company more competitive:

Special Shareowner Meetings – Yes on 8.

RESPONSE TO PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

The Company recommends that you vote against this shareholder proposal.    Shareholders of 25% of our common stock currently have the right to call a special meeting, pursuant to a Company proposal adopted by our shareholders at our 2009 annual meeting. Our Board of Directors continues to believe that 25% is an appropriate threshold. In fact, approximately 70% of the Fortune 50 have a threshold of 25% or higher.

The proponent suggests that the merit of this proposal be considered in the context of the need for improvements in the Company’s corporate governance status. We believe it should be viewed in light of our excellent corporate governance standards, including the many shareholder protections that we have adopted. As noted in our Corporate Governance Factsheet, located on our Investor Relations website (http://ir.homedepot.com, under “Corporate Governance > Corp. Governance Factsheet”), we have adopted extensive governance best practices, including majority voting for directors, annual director elections, shareholder right to act by majority written consent and shareholder right to call a special meeting. Our efforts to maintain the highest standards in corporate governance have been validated by leading governance ratings firms. GovernanceMetrics International, an affiliate of The Corporate Library, awarded us its highest overall governance rating of 10.0 in 2009, 2010 and 2011, a rating given to only one percent of the over 4,000 companies surveyed. Further, in 2010 and 2011, ISS gave us its best governance rating, stating that we have “Low Risk” in each of the four Governance Risk Indicator (“GRId”) categories: Audit, Board Structure, Compensation and Shareholder Rights.

If adopted, this proposal would have the effect of allowing a relatively small minority of shareholders with narrow interests to call an unlimited number of special meetings to consider matters that are not in the best interests of all of our shareholders. We believe that at least 25% of our shareholders should agree that a matter be addressed before a special meeting is called and that our resources are better spent on matters that are of interest to a broader portion of our shareholder base. Therefore, in the best interest of our shareholders and Company and in light of the many shareholder protections we already have in place, we recommend that you vote against this shareholder proposal.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING CHARITABLE CONTRIBUTIONS

(ITEM 9 ON THE PROXY CARD)

Mr. Thomas Strobhar, located at 2121 Upper Bellbrook Road, Xenia, Ohio 45385, is the beneficial owner of 100 shares of the Company’s common stock and has submitted the following resolution:

Whereas, charitable contributions should enhance the image of our Company in the eyes of the public. Increased disclosure of these contributions would serve to create greater goodwill for our company. Full transparency would also allow the public to better voice its opinion on corporate giving strategy. Inevitably, some organizations might be viewed more favorably than others. This could be useful in guiding our Company’s philanthropic decision making in the future. Corporate giving should enhance shareholder value.

Resolved:    That the shareholders request the Company to list the recipients of corporate charitable contributions or merchandise vouchers of $6,000 or more on the company website.

Supporting Statement

Current disclosure is insufficient to allow the Company’s Board and shareholders to evaluate the proper usage of corporate assets by outside organizations and how those assets should be allocated, especially regarding controversial issues. We should consider how some charities are perceived to be supporting potentially volatile issues like abortion, same sex marriage, or illegal immigration. Support of controversial charities can result in boycotts and/or publicity which negatively impact sales and earnings. The first responsibility of our company is to make money for the shareholders, not give it away to someone’s favorite charity.

In a larger sense, Milton Friedman argued that charitable giving by corporations comes under the umbrella of “social responsibility” which he called a “fundamentally subversive doctrine.” It forces individual shareholders to conform to the philanthropic preferences of the Company and takes from them their right to support the charities of their choice. It is especially offensive if it harms the very mechanism which was intended to provide the money for charitable support, our Company.

RESPONSE TO PROPOSAL REGARDING CHARITABLE CONTRIBUTIONS

The Company recommends that you vote against this shareholder proposal.    One of our core values is Giving Back, and we accomplish this by supporting the communities in which we do business. The majority of the Company’s charitable giving is accomplished through the Home Depot Foundation, a non-profit organization established in 2002 to further our community building goals. A description of the Foundation’s charitable giving efforts is available on its website, http://www.homedepotfoundation.org. On an annual basis, the Foundation reports the recipients of its grants to the Internal Revenue Service on Form 990. A copy of the most recent Form 990 is posted on the Foundation’s website, and the Foundation will also provide a hard copy upon request.

Another significant component of our charitable giving is in-kind donations made through our Framing Hope program. This program partners stores throughout the country with charities in the local community to provide those charities with a wide variety of donated products and building supplies. The Framing Hope program is done in partnership with Good 360 (formerly known as Gifts in Kind International), as described on their website at http://thd.giftsinkind.org/homedepot. In addition, the Company responds to natural disasters with donations to national relief agencies and local non-profits in communities impacted by those disasters. From time to time, gifts are also made to charitable organizations at the individual store level to support the communities of which they are a part. However, expending additional resources to collect and report these gifts, or even determine whether they meet the threshold set by the proponent (which most would not), would be an unnecessary use of resources that are better spent on our efforts to enhance customer service and increase shareholder value.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING STORMWATER MANAGEMENT POLICY

(ITEM 10 ON THE PROXY CARD)

Mr. David Brook is the beneficial owner of 121 shares of the Company’s common stock and has submitted the following resolution. The Company will provide the proponent’s address promptly upon receipt of an oral or written request.

REDUCING ENVIRONMENTAL HARM BY CONTROLLING CONTAMINATED STORMWATER RUNOFF

Home Depot has made a commitment to operating the corporation in an environmentally responsible fashion. Through its environmental principles Home Depot is working to; reduce waste, increase recycling, source products responsibly, transport goods more efficiently and to reduce its environmental impact.

Water pollution creates adverse impacts to the environment, since it harms the streams and the rivers that people and wildlife rely upon for enjoyment and survival. Home Depot sells lawn and garden chemicals, which contain chemical fertilizers and herbicides designed to promote growth and to kill weeds and insect pests. These chemicals if released to streams cause harm in the form of increased nutrient loading and adverse impacts to fish and other aquatic organisms. Home Depot also operates equipment rental centers which wash returned equipment.

Home Depot displays some of its products where they may be exposed to rain and the elements. Accidents happen and broken bags or bottles of lawn and garden fertilizers and chemicals when exposed to precipitation cause the release of these chemicals to the environment. Home Depot also washes some returned rental equipment and if the drains below these washing locations are not connected to sanitary sewers, this operation can also cause environmental discharges and harm.

State and Federal Environmental Agencies have implemented laws and programs to control the discharge of contaminated stormwater runoff. These programs focus on the establishment of Best Management Practices as the means to prevent and minimize stormwater pollution. Non-compliance can result in penalties assessed for violations and Home Depot has already paid penalties in one state for alleged non-compliance.

Home Depot has no written policy for the control of contaminated stormwater which originates from its 2,248 stores and warehouses. Home Depot needs to establish a formal written policy, since it will save money on the loss of rain damaged products, reduce waste disposal costs, reduce contaminated runoff, reduce environmental harm and reduce the potential for fines assessed by regulatory agencies for the uncontrolled discharge of chemicals and other contaminants.

Therefore, Be It Resolved, the Shareholders of Home Depot request the Board establish a written Stormwater Management Policy, applicable to all locations, including warehouses, which will:

•

Identify all sources of operations for which Home Depot may generate contaminated stormwater, including trucking operations, lawn and garden chemicals, tool rental and other storage of all vulnerable chemical products, and,

•

Prepare and publish, at reasonable cost, excluding proprietary information, a stormwater management status report by September 2012, from all Home Depot locations, addressing all chemical product storage, transportation, rental and other potential sources of contaminated stormwater runoff which are presently and/or could be exposed to precipitations events or discharge, and then,

•

Implement Best Management Practices or comparable prevention practices for all potential materials and operational sources of contaminated stormwater which either prevents such runoff, by eliminating the storage of contaminating products where they are subject to precipitation or runoff or minimizes the potential for such contaminated runoff.

I, therefore, urge Shareholders to vote FOR this proposal.

RESPONSE TO PROPOSAL REGARDING STORMWATER MANAGEMENT POLICY

The Company recommends that you vote against this shareholder proposal.    The Company has a strong commitment to environmental stewardship. We maintain a website (http://corporate.homedepot.com/corporateresponsibility/environment) that outlines the Company’s environmental and sustainability initiatives. The Company is vigilant about compliance with all applicable environmental laws and regulations and updates its environmental compliance policies, practices and procedures as applicable laws and regulations change. As part of our commitment to the environment and the communities in which we operate, we often go beyond what the law technically requires.

The Company has a comprehensive program to address environmental issues, including stormwater management, that is incorporated into the written standard operating procedures (“SOPs”) that govern how our associates do their jobs on a day-to-day basis. The SOPs and related checklists are tailored to specific store departments and other areas of operations, including the Garden Center, Tool Rental, Receiving and the parking lot and front apron of the store. This program includes procedures for identifying hazardous materials sold or used in the Company’s operations, handling damaged containers or spilled hazardous materials, preventing stormwater contamination and, if necessary, remediation of spills. We believe that incorporating our environmental compliance policies and procedures into our SOPs and making them part of the daily operation of our stores and facilities is the most effective way to implement them.

We believe that our existing policies and procedures address the concerns raised by the proponent, and in fact are more effective than a separate standalone policy because they are integrated into our daily operations.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2011 Executive Compensation Report Card – The Home Depot Pays for Performance

Our executive compensation program aligns pay with performance. Specifically, approximately 88.5% of our CEO’s target compensation for Fiscal 2011 (approximately 79.1% on average for our other named executive officers, or “NEOs”) was tied to the achievement of corporate performance objectives and share price performance. The components of total target compensation for Fiscal 2011 were:

All components of the program other than base salary and SECP were at risk and contingent upon the achievement of our key performance goals or the performance of our stock:

Fiscal 2011 Performance Measures				Fiscal 2011 Company Performance	Fiscal 2011 Executive Compensation Results
Management Incentive Plan (“MIP”): Performance Goals • Sales, operating profit and inventory turns ($ billions):				Exceeded target levels for each of sales, operating profit and inventory goals: • Sales of $70.39 billion • Operating profit of $6.66 billion • Inventory turns of 4.26 times

Target Payout Levels:

•   MIP payout levels are determined as a percentage of base salary, with a target level payout of 200% of base salary for the CEO, 125% for the CFO and 100% for other NEOs.

Actual MIP Payout:

	Threshold	Target	Maximum
Sales (40%)	$68.00	$69.69	$90.59		NEO	Performance as a % of Target	MIP Amount
Operating Profit (40%)	$5.84	$6.27	$8.15
Inventory Turns (20%)	4.13	4.21	5.06		F. Blake	112%	$2,385,516
• Operating profit threshold level must be met for any MIP payout to occur					C. Tomé	112%	$1,321,712
					C. Menear	112%	$810,577
					M. Ellison	112%	$751,157
					M. Carey	112%	$709,389
Performance-Based Restricted Stock: • Operating profit – restricted stock forfeited if Fiscal 2011 operating profit is not at least 80% of MIP target (at least $5.02 billion)				Operating profit of $6.66 billion exceeded the 80% threshold	Shares of restricted stock were not forfeited, and will vest 50% after 30 months and 50% after 60 months from grant date.
Fiscal 2011-2013 Performance Share Award: • Three-year average return on invested capital (“ROIC”) and operating profit ($ billions):				As of the end of Fiscal 2011: • ROIC of 14.0%, as adjusted for share repurchases and dividend increases in accordance with the terms of the award • Operating profit of $6.66 billion	Shares are received following the end of the three-year performance period, if and to the extent the performance measures are met.
	Threshold	Target	Maximum
Three-Year Average ROIC (50%)	10.9%	13.6%	16.3%
Three-Year Average Operating Profit (50%)	$5.56	$6.95	$8.34
Payout as a Percent of Target	25%	100%	200%
Stock Options: • Stock price performance – exercise price of $36.62 granted on March 23, 2011				• 22% increase in stock price in Fiscal 2011 • One-year Total Shareholder Return (“TSR”) of 25.8% compared to the one-year TSR for the S&P 500® Index of 5.3%	At the end of Fiscal 2011, options were in-the-money by $8.25 per share; options vest 25% on the second, third, fourth and fifth anniversaries of the grant date.

EXECUTIVE COMPENSATION

Fiscal 2011 Company Business Objectives and Performance

For the past several years, we have focused on three core principles aimed at driving shareholder return and a sustainable competitive advantage:

•	Passion for customer service;
•	Being the product authority for home improvement; and
•	Disciplined capital allocation driving productivity and efficiency.

In Fiscal 2011, we added a fourth principle – interconnected retail. Our goal is to deliver a best-in-class multi-channel retail experience, allowing customers to buy how, when and where they want.

By executing against the strategic initiatives that support these principles, our business again performed well in a challenging economic environment. Highlights of the Company’s Fiscal 2011 performance include the following:

•	Increased net sales by 3.5% to $70.39 billion;
•	Increased operating income by 14.1% to $6.66 billion;
•	Increased inventory turns from 4.13 times to 4.26 times;
•	Increased diluted earnings per share by 22.9% to $2.47;
•	Generated $6.65 billion in operating cash flow; and
•	Increased return on invested capital (“ROIC”) from 12.8% to 14.9% (not including adjustments for share repurchases and dividend increases).

As a result of our significant cash flow from operations and disciplined capital allocation, we were also able to return value to our shareholders through a 22% increase in our stock price, $3.5 billion in share repurchases and a 23% increase in our dividend during Fiscal 2011.

Compensation Philosophy and Objectives: Pay for Performance

We designed our compensation program with the intent to align pay with performance. By doing so, we seek to enhance associate performance and morale, which drives superior customer service. This philosophy applies to the compensation programs for all of our associates. Aligning pay with performance motivates our associates to achieve our performance goals, which we believe creates long-term shareholder value.

The principal elements of our compensation program for management-level associates are base salary, annual incentives, long-term incentives and benefit programs. The amount of incentive compensation paid, if any, is determined by our performance against our Fiscal 2011 business plan, a plan intended to be challenging in light of prevailing economic conditions, yet attainable if we performed well against our core principles. Fiscal 2011 performance measures were based upon overall enterprise and business unit financial results and share price performance.

The following features of our compensation program for executive officers illustrate our philosophy of making compensation performance-based:

•	100% of annual incentive compensation under our Fiscal 2011 Management Incentive Plan (“MIP”) was tied to performance against pre-established specific, measurable financial performance goals;
•

25% of Fiscal 2011 equity compensation was in the form of a three-year performance share award with payout contingent on achieving pre-established average ROIC and operating profit targets over the three-year performance period;

•

Our performance-based restricted stock awards, which comprised 37.5% of Fiscal 2011 equity compensation, were forfeitable if operating profit for the year of grant had been less than 80% of the MIP target. In addition, in November 2010 the LDC Committee determined that dividends on these and future performance-based restricted stock grants will be accrued and not paid out to executive officers unless and until the performance goal is met;

•	Approximately 88.5% of our CEO’s total target compensation was tied to the achievement of corporate performance objectives and share price performance; and
•

We do not provide tax reimbursements, also known as “gross-ups,” to executive officers; we have limited perquisites; and we do not have any supplemental executive retirement plans (“SERPs”), defined benefit pension plans, guaranteed salary increases or guaranteed bonuses.

EXECUTIVE COMPENSATION

Non-management associates participate in our Success Sharing bonus program, which provides semi-annual cash awards for performance against our business plan, including sales plan and productivity goals. In addition, these associates are eligible to earn awards for superior performance and customer service at the individual, store, regional and divisional levels.

Impact of Fiscal 2011 Business Results on Executive Compensation

The compensation earned by our named executive officers in Fiscal 2011 reflects our corporate performance for the fiscal year, as well as the impact of the challenging economy:

•

The LDC Committee approved salary increases for the named executive officers based on its assessment of individual performance and other factors, as discussed in more detail below, although our CEO declined any increase in his base salary, and therefore it remained the same as his Fiscal 2010 base salary;

•	Reflecting our execution against our business plan and strategic initiatives, our MIP paid out in excess of the target performance level;
•	The performance condition on the performance-based restricted stock granted in Fiscal 2011 was satisfied, although the shares still remain subject to service-based vesting requirements; and
•

The named executive officers earned approximately 136% of their 2009-2011 performance share award because we achieved average ROIC and operating profit over the three-year performance period of 12.9% and $5.78 billion, respectively, reflecting performance in excess of the target level for each metric.

Fiscal 2011 Non-Management Compensation

Compensation of our non-management associates in Fiscal 2011 aligned with our philosophy of putting our store associates first and motivating superior customer service. Due to the outstanding performance of our non-management associates in Fiscal 2011, we made substantial payouts under our Success Sharing program, with 93% and 96% of stores qualifying for Success Sharing in the first and second halves of Fiscal 2011, respectively. This resulted in total Success Sharing bonus payments to our non-management associates of approximately $142 million for Fiscal 2011 performance. We also provided a 2.5% merit increase budget for our associates in Fiscal 2011, and we continued to make matching contributions under the FutureBuilder 401(k) Plan and to provide a variety of recognition and teambuilding awards to recognize and reward top performing store associates and support store morale, which drives customer service.

Opportunity for Shareholder Feedback

The LDC Committee carefully considers feedback from our shareholders regarding executive compensation matters. Shareholders are invited to express their views or concerns directly to the LDC Committee or the Board in the manner described above under “Communicating with the Board” on page 8 of this Proxy Statement.

Named Executive Officers

Our named executive officers for Fiscal 2011 were:

•	Francis S. Blake, Chairman and Chief Executive Officer (“CEO”);
•	Carol B. Tomé, Chief Financial Officer and Executive Vice President – Corporate Services (“CFO”);
•	Craig A. Menear, Executive Vice President – Merchandising;
•	Marvin R. Ellison, Executive Vice President – U.S. Stores; and
•	Matthew A. Carey, Executive Vice President and Chief Information Officer (“CIO”).

The named executive officers (other than the CEO) all report directly to the CEO.

Compensation Determination Process

•

Role of Leadership Development and Compensation Committee.    The LDC Committee determines the compensation of our named executive officers other than the CEO. Although it may delegate its responsibilities to subcommittees, the LDC Committee did not delegate any of its authority with respect to the compensation of any executive officer for Fiscal 2011. The LDC Committee makes recommendations regarding CEO compensation, but all decisions with respect to the compensation of the CEO are made by the independent members of the Board, who include all Board members other than the CEO.

EXECUTIVE COMPENSATION

•

Role of Executive Officers in Compensation Decisions.    The Executive Vice President – Human Resources (“EVP-HR”) makes recommendations to the LDC Committee as to the amount and form of executive compensation for executive officers other than the CEO and himself. Recommendations as to the amount and form of CEO compensation are made by the LDC Committee’s independent compensation consultant. The CEO has input on the recommendations to the LDC Committee with respect to the compensation of all of our executive officers (other than himself). At the request of the LDC Committee, both the EVP-HR and the CEO regularly attend LDC Committee meetings, excluding executive sessions where their respective compensation and other matters are discussed.

•

Compensation Consultant.    In February 2011, the LDC Committee engaged Pay Governance LLC as its independent compensation consultant for Fiscal 2011 to provide research, market data, survey information and design expertise in developing executive and director compensation programs. Pay Governance provides consulting services solely to compensation committees.

A representative of Pay Governance attended LDC Committee meetings in Fiscal 2011 and advised the LDC Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses with respect to the Company’s executive officers. The compensation consultant reports directly to the LDC Committee, and the LDC Committee is free to replace the consultant or hire additional consultants or advisers at any time.

Pursuant to a policy adopted by the LDC Committee, its compensation consultant provides services solely to the LDC Committee and is prohibited from providing services or products of any kind to the Company. Further, affiliates of its compensation consultant may not receive payments from the Company that would exceed 2% of the consolidated gross revenues of the compensation consultant and its affiliates during any year. Pay Governance provided services solely to the LDC Committee in Fiscal 2011, and none of its affiliates provided any services to the Company. Pay Governance has certified that fees for its services to the LDC Committee were less than 1% of Pay Governance’s revenue for 2011.

•

Benchmarking.    We do not target any specific peer group percentile ranking for total compensation for our named executive officers. The LDC Committee considers each executive’s compensation history and peer group market position as reference points in awarding annual compensation. For our CEO, the LDC Committee considered data from the Fortune 50 companies, excluding certain financial services companies due to their unique compensation structure.[1] This data was provided to us by Pay Governance from the Towers Watson Executive Compensation Database. For our CEO, the LDC Committee also used retail peer data provided by Pay Governance, reflecting retailers with revenues greater than $10 billion, consisting of the following companies:

Retail Peer Group
AutoNation, Inc.	Office Depot, Inc.
Best Buy Co., Inc.	Penske Automotive Group, Inc.
BJ’s Wholesale Club, Inc.	Rite Aid Corp.
Costco Wholesale Corporation	Safeway, Inc.
CVS Caremark Corp.	Sears Holding Corporation
Gap Inc.	Staples, Inc.
Genuine Parts Company	SuperValu Inc.
J. C. Penney Company, Inc.	Target Corporation
Kohl’s Corporation	TJX Companies Inc.
The Kroger Co.	Walgreen Co.
Lowe’s Companies, Inc.	Wal-Mart Stores, Inc.
Macy’s, Inc.

This peer group reflects companies in the retail industry with whom we compete for executive talent. For Fiscal 2011, our CEO’s target total compensation was between the 25th and 50th percentile of the Fortune 50 and at approximately the 75th percentile of the retail peer group. For our CFO and CIO, the LDC Committee considered data from the Fortune 50 companies provided to us by Hewitt Associates. The LDC Committee uses the Fortune 50 data for these

[1]

The excluded companies were American International Group, Inc., Bank of America Corporation, Berkshire Hathaway Inc., Citigroup Inc., General Motors Company, the Goldman Sachs Group, Inc., JP Morgan Chase & Co., State Farm Insurance and Wells Fargo & Company.

EXECUTIVE COMPENSATION

positions, including the CEO position, because the Fortune 50 represents companies of size similar to us with whom we compete for executive talent.

For our other named executive officers, the LDC Committee considers data from the Hay Group’s Retail Executive and Management Total Remuneration Survey, which provides information and comparisons on compensation for executive and industry specific positions at the corporate and division level of retail companies. This survey data helps the LDC Committee understand the competitive market for the industry in which the Company principally competes for retail-specific talent and for customers.

•

Mitigating Compensation Risk.    In November 2011 the LDC Committee undertook a broad-based review and risk assessment of the Company’s compensation policies and practices for its associates. Based on that assessment, the LDC Committee determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, management and the LDC Committee evaluated each key element of our compensation plans and practices for our executive officers and associates against the following factors identified as part of our risk assessment process:

•	Performance/payment time horizons are appropriate and not overweight in short-term incentives;
•

The relationship between the incremental achievement levels and corresponding payouts in our incentive plans is appropriate, and all incentives, other than equity incentives that are tied to growth in our share price, have payout caps;

•	Programs employ a reasonable mix of performance metrics and are not concentrated on a single metric;
•	Criteria for payments are closely aligned with our strategic goals and shareholder interests;
•	Payout curves are reasonable and do not contain steep “cliffs” that might encourage unreasonable short-term business decisions to achieve payment thresholds;
•

Equity for officers is paid in a balanced mix of performance-based restricted stock, performance shares and stock options; other associates receive equity in the form of service-based restricted stock;

•	Bonus and equity awards to executive officers are subject to a recoupment policy, as described below on page 43, to discourage manipulation of incentive program elements; and
•	Stock ownership guidelines are in place to further align the interests of shareholders and executive officers, as described below on page 43.

•

Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation.    At our annual meeting of shareholders on June 2, 2011, over 98% of the shares voted were voted in support of the compensation of the Company’s named executive officers. Since then, we have also requested input on our compensation practices from many of our largest shareholders. In considering the results of the 2011 advisory vote on executive compensation and feedback from these shareholders, the LDC Committee concluded that the compensation paid to our executive officers and the Company’s overall executive pay practices have strong shareholder support and therefore determined to maintain the current structure.

Also at the annual meeting on June 2, 2011, our shareholders expressed a preference that advisory votes on executive compensation occur every year, as recommended by our Board. Consistent with this preference, the Board has determined to implement an advisory vote on executive compensation every year until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the Company’s annual meeting of shareholders in 2017.

Elements of Our Compensation Programs

Our compensation programs consist of the following principal elements:

•

Base Salaries.    We provide competitive base salaries that allow us to attract and retain a high-performing leadership team. Base salaries for our named executive officers are reviewed and generally adjusted annually based on a comprehensive management assessment process. In January 2011, based upon a review of competitive market data, the Company’s high level of performance in Fiscal 2010

EXECUTIVE COMPENSATION

despite challenging economic conditions, and assessments of anticipated economic conditions in Fiscal 2011, the LDC Committee approved a Company-wide 2.5% merit increase budget.

In establishing the actual base salaries for the named executive officers for Fiscal 2011, the LDC Committee considered total compensation, scope of responsibilities, performance over the previous year, experience, internal pay equity, potential to assume additional responsibilities, and the competitive marketplace. As a result of this assessment, the named executive officers other than the CEO received annual salary increases in March 2011 ranging from 1.1% to 3.1%, as set forth below. While the LDC Committee recommended a 5% increase for our CEO, Mr. Blake declined any increase in base salary, and therefore his salary remained unchanged from Fiscal 2010. Mr. Blake’s base salary falls below the 50th percentile for the retail peer group and below the 25th percentile for the Fortune 50 peer group.

Name	2011 Base Salary	2010 Base Salary	Percent Increase
Francis S. Blake	$1,066,000	$1,066,000	0.0%
Carol B. Tomé	$945,000	$935,000	1.1%
Craig A. Menear	$723,000	$702,000	3.0%
Marvin R. Ellison	$670,000	$650,000	3.1%
Matthew A. Carey	$634,000	$615,000	3.1%

•

Annual Incentive.    All named executive officers participate in the MIP, a cash-based annual incentive plan. The Fiscal 2011 MIP payout was contingent on the achievement of financial performance goals set by the LDC Committee at the beginning of the Fiscal 2011 performance period. For Fiscal 2011, the LDC Committee discontinued the use of strategic performance goals and solely used financial performance goals for the MIP. The LDC Committee chose these metrics to more directly align MIP goals with shareholder value creation and achievement of the Company’s business plan.

¡	Performance Goals: Set forth below are the MIP financial performance measures and the threshold, target and maximum Company achievement levels selected by the LDC Committee for Fiscal 2011 (dollars in billions):

Fiscal 2011 Performance Measures
Measure	Weighting	Threshold			Target	Maximum
		Goal	% of Target	Payout as % of Target	Goal	Goal	% of Target	Payout as % of Target
Sales	40%	$68.00	97.6%	25%	$69.69	$90.59	130%	250%
Operating Profit	40%	$ 5.84	93.1%	25%	$ 6.27	$ 8.15	130%	200%
Inventory Turns	20%	4.13	98.1%	25%	4.21	5.06	120%	250%

The operating profit threshold must be met for any MIP payout to occur. The relative weighting among the goals was determined by the LDC Committee with input from the CEO and the EVP-HR to reflect the Company’s priorities for Fiscal 2011. The LDC Committee aligned the weighting of the sales and operating profit goals to emphasize top line sales growth balanced with the Company’s continued focus on profitability as a means to drive bottom line results for shareholders.

For achieving the target level of performance for the Fiscal 2011 MIP, executive officers receive 100% payout. The target performance level was consistent with our 2011 business plan and the forecast disclosed at the beginning of Fiscal 2011. For Fiscal 2011, the LDC Committee maintained the threshold payout at 25% of target, and set the threshold performance levels at the actual performance levels, as calculated under the MIP, for Fiscal 2010. The threshold performance level encourages incremental performance when achievement of the target appears to be unlikely and discourages excessive risk taking. The LDC Committee also maintained the payout for maximum achievement at 250% of target for the sales and inventory turns goals and 200% of target for the operating profit goal and set the maximum performance goals at levels that require extraordinary performance. The maximum performance level rewards participants for above-target performance while at the same time capping payouts to avoid windfalls due to a better than expected external

EXECUTIVE COMPENSATION

environment. The Company uses interpolation to determine the specific amount of the payout for each named executive officer with respect to the achievement of financial goals between the various levels. The LDC Committee does not have discretion to increase the MIP payout earned by a named executive officer, but it may decrease the payout even if the performance goals are achieved.

The annual target payout levels are determined as a percentage of base salary: 200% for the CEO, 125% for the CFO and 100% for the other NEOs. For Messrs. Blake and Carey and Ms. Tomé, payouts for achievement of the performance goals were based on overall Company performance. For Messrs. Menear and Ellison, payouts were based upon performance of the portion of the Company’s business for which they were accountable. The specific performance levels for the portions of the Company’s business for which Messrs. Menear and Ellison were responsible are not critical to an understanding of the Company’s compensation program, and we do not believe disclosure of this information would be meaningful to shareholders since it would not be apparent how this information correlates to our consolidated financial statements.

¡	MIP Results: For Fiscal 2011, sales were $70.39 billion, operating profit was $6.66 billion and inventory turns were 4.26 times, exceeding the target level for each of the Company’s performance goals. Based on performance in Fiscal 2011 against the performance goals, the following were the target and actual MIP awards for Fiscal 2011 for each of the named executive officers:

Name	At Target Performance		At Actual Performance
	% of Base Salary	Dollar Amount	% of Base Salary	Dollar Amount
Francis S. Blake	200%	$2,132,000	224%	$2,385,516
Carol B. Tomé	125%	$1,181,250	140%	$1,321,712
Craig A. Menear	100%	$ 723,000	112%	$ 810,577
Marvin R. Ellison	100%	$ 670,000	112%	$ 751,157
Matthew A. Carey	100%	$ 634,000	112%	$ 709,389

•	Long-Term Incentives. Our long-term incentives for Fiscal 2011 consisted of:

•	Performance shares;
•	Stock options; and
•	Performance-based restricted stock.

For Fiscal 2011, we awarded the named executive officers annual long-term incentives consisting of performance shares (25%), stock options (37.5%) and performance-based restricted stock (37.5%). The LDC Committee believed that this mix of equity components provided an appropriate balance of mid- and long-term performance measures and retention incentive, without promoting excessive risk-taking. The LDC Committee also believed that the mix was consistent with its focus on pay for performance and alignment with longer-term shareholder interests. The total value of awards granted was determined by the LDC Committee after considering the value of equity grants of officers with similar responsibilities at peer group companies described under “Benchmarking” in the “Compensation Determination Process” section above and individual performance relating to financial management, leadership, talent management and operational effectiveness, as well as retention risk. While the LDC Committee recommended an increase in the total equity value for our CEO based upon assessment of the above factors, Mr. Blake declined any increase, and therefore his equity award value remained unchanged from Fiscal 2010. For Fiscal 2011, the annual equity award for the CEO at the target level was 657% of base salary. For the other named executive officers, the target equity value ranged from 276% to 336% of base salary.

¡	Performance Shares: The Fiscal 2011-2013 performance share award provides for the grant of shares of our common stock at the end of a three-year period based on the achievement of average ROIC and operating profit goals over that period, as follows (dollars in billions):

Fiscal 2011-2013 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	10.9%	13.6%	16.3%
Three-Year Average Operating Profit	$5.56	$6.95	$8.34
Payout as a Percent of Target	25%	100%	200%

EXECUTIVE COMPENSATION

For results between these levels, the number of shares is determined by interpolation. There is no payout for results below the threshold level. Each performance measure is separately determined and equally weighted. The pre-established definition of operating profit provides for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more and non-recurring charges and write-offs exceeding $50 million in the aggregate in any one fiscal year for specified types of strategic transactions. The pre-established definition of ROIC (a measure of after-tax operating income over the average of beginning and ending equity and long-term debt for the fiscal year) provides for adjustments for share repurchase activity, dividend increases above a specified level and the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more. Dividend equivalents accrue on the performance share awards (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned.

In Fiscal 2010 and Fiscal 2009, the LDC Committee also granted performance share awards that were structured similarly to the Fiscal 2011-2013 award. The Fiscal 2010-2012 and Fiscal 2009-2011 awards each provide for the grant of shares of our common stock at the end of the respective three-year period based on the achievement of average ROIC and operating profit goals over that period, as follows (dollars in billions):

	$00,000,000	$00,000,000	$00,000,000
Fiscal 2010-2012 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	9.8%	12.2%	14.6%
Three-Year Average Operating Profit	$ 4.99	$ 6.24	$ 7.49
Payout as a Percent of Target	25%	100%	200%

	$00,000.000	$00,000.000	$00,000.000
Fiscal 2009-2011 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	9.7%	12.1%	14.5%
Three-Year Average Operating Profit	$ 4.29	$ 5.36	$ 6.44
Payout as a Percent of Target	25%	100%	200%

Operating profit and ROIC are defined in the same manner as under the Fiscal 2011-2013 award, except that ROIC for the Fiscal 2009-2011 award is not adjusted for share repurchase activity or dividend increases. Dividend equivalents accrue on the performance share awards (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned.

The performance period for the Fiscal 2009-2011 performance share awards ended on January 29, 2012. Over the three-year period, the Company achieved an average ROIC of 12.9% and average operating profit of $5.78 billion. As a result, the named executive officers earned approximately 136% of their 2009-2011 performance share award, reflecting performance in excess of the target level for each metric. The named executive officers earned the following shares under the award, which include reinvested accrued dividends:

Name	Value at Date of Grant(1) (3/25/2009)	Shares Earned at End of Performance Period	Value at End of Performance Period(2) (1/29/2012)
Francis S. Blake	$1,299,978	82,688	$3,710,211
Carol B. Tomé	$579,998	36,892	$1,655,344
Craig A. Menear	$379,999	24,170	$1,084,508
Marvin R. Ellison	$379,999	24,170	$1,084,508
Matthew A. Carey	$279,989	17,809	$799,090

(1)	Reflects the grant date fair value.
(2)	Reflects the value based upon the closing stock price of $44.87 on January 27, 2012.

EXECUTIVE COMPENSATION

¡	Stock Options: In Fiscal 2011, we granted stock options with an exercise price equal to the fair market value of our stock, which is defined as the market closing price on the date of grant. Options vest 25% on each of the second, third, fourth and fifth anniversaries of the grant date. Option re-pricing is expressly prohibited by our 2005 Omnibus Stock Incentive Plan (the “2005 Omnibus Plan”) without shareholder approval.

¡	Performance-Based Restricted Stock: As in the prior year, the restricted stock awards granted in Fiscal 2011 contained a performance condition, making them forfeitable if operating profit had been less than 80% of the MIP target for Fiscal 2011. The performance goal was met at the end of Fiscal 2011. As a result, the restricted stock will vest 50% on each of the 30 and 60 month anniversaries of the grant date. Dividends on the restricted stock awards were accrued and not paid out until the performance goal was met.

•	Deferred Compensation Plans. In addition to the FutureBuilder 401(k) Plan (a broad-based tax-qualified plan), we have two nonqualified deferred compensation plans for our executives:

¡	The Deferred Compensation Plan for Officers (solely funded by the individuals who participate in the plan); and

¡	The FutureBuilder Restoration Plan (the “Restoration Plan”), which provides a Company matching contribution equal to 3.5% of the amount of salary and annual cash incentive earned by an executive in excess of the IRS limits for tax-qualified plans, payable in shares of common stock of the Company upon retirement or other employment termination.

The plans are designed to permit participants to accumulate income for retirement and other personal financial goals. The Deferred Compensation Plan for Officers and the Restoration Plan are described in the notes to the “Nonqualified Deferred Compensation for Fiscal 2011” table on page 56. Deferred compensation arrangements are common executive programs, and we believe that these arrangements help us in the recruitment and retention of executive talent; however, we do not view nonqualified deferred compensation as a significant element of our compensation programs. None of these plans provides above-market or preferential returns.

•

Perquisites.    We do not view perquisites as a significant element of our compensation program. However, we believe they are effective for attracting and retaining executive talent. We do not provide tax reimbursements, or “gross-ups,” on perquisites.

¡	Our named executive officers participate in the Supplemental Executive Choice Program (“SECP”), which for Fiscal 2011 provided an allowance of $125,000 on a calendar year basis for the CEO and $85,000 for the other NEOs. Each executive can use his or her allowance to pay for financial planning services, medical services or expenses, automobile and related expenses, life and disability insurance, excess personal liability coverage, and coverage under a retiree health savings plan, up to a maximum of $25,000 for any one category.

¡	Our named executive officers participate in a death-benefit-only insurance program, under which they are entitled to a $400,000 benefit upon death if they are employed by the Company at that time. In addition, the benefit is continued for life for executive officers with ten years of service with the Company. Currently, Mr. Blake, Ms. Tomé and Mr. Menear are the only named executive officers entitled to lifetime death benefit coverage. In Fiscal 2009, we discontinued this benefit for any new executive officers.

¡	We have requested that Mr. Blake travel by Company aircraft for security purposes, including travel for personal reasons, and we also make the use of Company aircraft available to other named executive officers on a more limited basis.

•	Other Benefits. Our named executive officers have the option to participate in various employee benefit programs, including medical, dental and life

EXECUTIVE COMPENSATION

insurance benefit programs. These benefit programs are generally available to all associates. We also provide all associates, including our named executive officers, with the opportunity to purchase our common stock through payroll deductions at a 15% discount through our ESPP, a nondiscriminatory, tax-qualified plan.

Management of Compensation-Related Risk

We have designed our compensation programs to avoid excessive risk-taking. We employ a number of mechanisms to mitigate the chance of our compensation programs encouraging excessive risk-taking, including the following:

•

Annual Risk Assessment.    As discussed above under “Mitigating Compensation Risk” on page 38, our LDC Committee undertakes an annual review and risk assessment of our compensation policies and practices.

•

Compensation Recoupment Policy.    Pursuant to the executive compensation clawback policy set forth in our Corporate Governance Guidelines, if the Board determines that any bonus, incentive payment, equity award or other compensation awarded to or received by an executive officer was based on any financial results or operating metrics that were achieved as a result of that officer’s knowing or intentional fraudulent or illegal conduct, we will seek to recover from the officer such compensation (in whole or in part) as the Board deems appropriate under the circumstances and as permitted by law.

•

Stock Ownership and Retention Guidelines.    Our Executive Stock Ownership and Retention Guidelines require our named executive officers to hold shares of common stock with a value equal to the specified multiples of base salary indicated below. This program assists in focusing executives on long-term success and shareholder value. Shares owned outright, restricted stock and shares acquired pursuant to the ESPP, the FutureBuilder 401(k) Plan and the Restoration Plan are counted towards this requirement. Unearned performance shares are not counted toward this requirement. Newly hired and promoted executives have four years to satisfy the requirements.

As of March 5, 2012, all of our named executive officers complied with the stock ownership and retention guidelines and held the following multiples of base salary (rounded to the nearest whole multiple):

Name	Multiple of Base Salary
	Current Ownership	Guideline
Francis S. Blake	29x	6x
Carol B. Tomé	31x	4x
Craig A. Menear	14x	4x
Marvin R. Ellison	18x	4x
Matthew A. Carey	9x	4x

In addition, for four years beginning June 10, 2008, any executive officer who acquires Company shares via the exercise of options granted after that date must retain one-third of the net shares acquired, after taking into account the sale of shares to pay taxes and the option exercise price, for at least 12 months or such earlier time as the individual ceases to be an executive officer of the Company.

Equity Grant Procedures

Company-wide equity grants, including equity grants to named executive officers, are awarded annually effective as of the date of the March meeting of the LDC Committee, which is generally scheduled at least a year in advance. Throughout the year, equity awards are made to new hires, promoted employees, and, in rare circumstances, as a reward for exceptional performance. In all cases, the effective grant date for these mid-year awards is the date of the next regularly scheduled quarterly LDC Committee meeting. The exercise price of each of our stock option grants is the market closing price on the effective grant date.

Severance and Change in Control Arrangements

We have a limited severance arrangement with Ms. Tomé. When Ms. Tomé’s employment arrangement was adopted in 2001, the severance provisions reflected the terms provided to our other executives at that time and were consistent with the terms provided in the competitive market for executive talent. Mr. Carey’s employment arrangement, entered into in connection with his hire in September 2008, also contained limited severance provisions that expired on

EXECUTIVE COMPENSATION

September 8, 2011. These severance arrangements are discussed below under “Potential Payments to the Named Executive Officers Upon Termination or Change in Control – Termination Without Cause or For Good Reason” on page 58. We do not have a severance arrangement with our CEO or any of our other NEOs.

We do not have any change in control agreements with our executives. However, all of our equity awards, including those granted to the named executive officers, provide for accelerated vesting on a change in control. This type of vesting is an effective means to retain associates through completion of a value-creating transaction, especially for more senior executives for whom equity represents a significant portion of total compensation. In the event the value of such accelerated vesting constitutes an “excess parachute payment,” the executive would be subject to a 20% excise tax on such amount, and the amount would not be tax deductible by the Company.

Tax Deductibility Considerations

Internal Revenue Code Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the three other most highly compensated executive officers of a public company, other than the chief financial officer. The limitation does not apply to compensation based on achievement of pre-established performance goals if certain requirements are met. Our 2005 Omnibus Plan, and the stock options, performance-based restricted stock, and performance shares granted under this plan, as well as the annual cash incentive award under the MIP, are structured to permit such awards to qualify as performance-based compensation to maximize the tax deductibility of these awards. However, the LDC Committee reserves the discretion to award compensation that is not exempt from the deduction limits of Section 162(m).

EXECUTIVE COMPENSATION

The following table sets forth the compensation during the last three fiscal years paid to or earned by the Company’s (1) CEO, (2) CFO and (3) the three other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal 2011 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)(5)	Total ($)
Francis S. Blake	2011	1,066,000	—	4,477,108	2,624,997	2,385,516	—	241,332	10,794,953
Chief Executive Officer & Chairman	2010	1,056,538	—	4,374,997	2,624,996	2,154,453	—	241,687	10,452,671
	2009	1,025,000	—	3,928,652	2,599,997	2,107,730	—	266,194	9,927,573

Carol B. Tomé	2011	942,692		2,002,252	1,162,500	1,321,712	—	187,659	5,616,815
Chief Financial Officer & Executive Vice President – Corporate Services	2010	929,231	—	1,874,980	1,124,998	1,181,059	—	243,246	5,353,514
	2009	910,000	—	1,787,778	1,159,995	1,169,533	—	214,861	5,242,167

Craig A. Menear	2011	718,154	—	1,438,983	843,748	810,577	—	115,014	3,926,476
Executive Vice President – Merchandising	2010	695,769	—	1,312,451	787,499	688,472	—	137,852	3,622,043
	2009	675,000	—	1,171,463	759,998	692,076	—	123,945	3,422,482

Marvin R. Ellison	2011	665,385	—	1,442,624	843,748	751,157	—	111,447	3,814,361
Executive Vice President – U.S. Stores	2010	644,231	—	1,312,451	787,499	637,474	—	106,186	3,487,841
	2009	625,000	—	1,162,622	759,998	640,811	—	106,277	3,294,708

Matthew A. Carey	2011	629,615	—	1,128,189	656,249	709,389	—	100,681	3,224,123
Executive Vice President & Chief Information Officer	2010	611,538	—	937,474	562,499	621,477	—	125,948	2,858,936

(1)

Amount of salary actually received in any year may differ from the annual base salary amount due to the timing of payroll periods and the timing of changes in base salary, which typically occur in April.

(2)

Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in Fiscal 2011, Fiscal 2010 and Fiscal 2009 computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The assumptions made in the valuation of the awards are set forth in Note 1 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K as filed with the SEC on March 22, 2012 (the “2011 Form 10-K”). The valuation of restricted stock awards is based on the closing stock price on the grant date. There were no equity award forfeitures by the named executive officers during Fiscal 2011.

EXECUTIVE COMPENSATION

(3)

Amounts reflect the grant date fair value of performance share and restricted stock awards granted to named executive officers during Fiscal 2011, Fiscal 2010 and Fiscal 2009, plus the value of share equivalents under the Restoration Plan in Fiscal 2011 and Fiscal 2009, as set forth in the table below. No contributions to the Restoration Plan are shown for Fiscal 2010 because the January 31, 2011 allocation date fell within Fiscal 2011.

Name	Grant Date Fair Value for Performance Shares ($)			Grant Date Fair Value for Restricted Shares ($)			Value of Share Equivalents Under Restoration Plan ($)
	Fiscal 2011	Fiscal 2010	Fiscal 2009	Fiscal 2011	Fiscal 2010	Fiscal 2009	Fiscal 2011	Fiscal 2010	Fiscal 2009

Francis S. Blake	1,749,997	1,749,999	1,299,978	2,624,995	2,624,998	2,599,980	102,116	—	28,693

Carol B. Tomé	774,989	749,986	579,998	1,162,465	1,124,995	1,159,996	64,798	—	47,784

Craig A. Menear	562,483	524,974	379,999	843,725	787,477	759,999	32,775	—	31,465

Marvin R. Ellison	562,483	524,974	379,999	843,725	787,477	759,999	36,416	—	22,624

Matthew A. Carey	437,499	374,977	N/A	656,230	562,497	N/A	34,460	—	N/A

The grant date fair value of the performance shares reflected in the table above is computed based upon the probable outcome of the performance goals as of the grant date, in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For all performance-based awards other than the performance shares granted in Fiscal 2011, Fiscal 2010 and Fiscal 2009, this value is the same as the value calculated assuming the maximum level of performance under the awards. The value of the performance share awards granted in Fiscal 2011, Fiscal 2010 and Fiscal 2009 as of the grant date, assuming that the maximum level of the performance goals will be achieved, is as follows for each of the named executive officers:

	Value of Performance Shares Assuming Maximum Performance ($)
Name	Fiscal 2011	Fiscal 2010	Fiscal 2009

Francis S. Blake	3,499,993	3,499,997	2,599,957

Carol B. Tomé	1,549,978	1,499,971	1,159,996

Craig A. Menear	1,124,966	1,049,948	759,999

Marvin R. Ellison	1,124,966	1,049,948	759,999

Matthew A. Carey	874,998	749,953	N/A

(4)

Incremental cost of perquisites is based on actual cost to the Company. The incremental cost of personal use of Company aircraft is based on the average direct cost of use per hour, which includes fuel, maintenance, crew travel and lodging expense, landing and parking fees, engine restoration cost and any lost tax deduction in connection with personal use. Any applicable deadhead flights are allocated to the named executive officers. No incremental cost for personal use of the Company aircraft was attributed to a named executive officer where the plane was already traveling to the destination for business reasons. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries, depreciation, hangar rent and insurance. In addition to the incremental cost of personal aircraft use reported in the All Other Compensation column and in footnote 5 below, we also impute taxable income to the named executive officers for any personal aircraft use in accordance with Internal Revenue Service regulations. We do not provide tax reimbursements, or “gross-ups,” on these amounts.

EXECUTIVE COMPENSATION

(5)

The following table identifies the perquisites and other compensation for Fiscal 2011 that are required to be quantified by SEC rules. The SECP provides that participants may allocate their annual allowance to pay for financial planning services, medical services or expenses, automobile and related expenses, life and disability insurance, excess personal liability coverage, and coverage under a retiree health savings plan, with a maximum allocation of $25,000 for any one category. In Fiscal 2011, each of the named executive officers allocated a portion of his or her allowance to every category, except that Ms. Tomé did not select financial planning assistance and Mr. Ellison did not select disability insurance. Because the SECP is a calendar year program, amounts received during the fiscal year may exceed the annual allowance amount due to the timing of payments. In addition, the Company made matching contributions to charitable organizations on behalf of each of the named executive officers, as shown below. Other perquisites for Fiscal 2011 were long-term disability and accidental death insurance premiums, nominal gifts from an executive business conference, personal use of Company tickets to entertainment events for Messrs. Ellison and Carey, and security for Mr. Blake. We do not provide tax gross-ups on any of these perquisites.

Name	SECP ($)	Use of Airplane ($)	Matching Charitable Contributions ($)

Francis S. Blake	125,000	82,379	10,000

Carol B. Tomé	85,000	51,057	36,000

Craig A. Menear	85,000	—	15,000

Marvin R. Ellison	79,848	13,136	880

Matthew A. Carey	84,774	—	1,060

EXECUTIVE COMPENSATION

MATERIAL TERMS OF NAMED EXECUTIVE OFFICER EMPLOYMENT ARRANGEMENTS

This section describes employment arrangements in effect for the named executive officers during Fiscal 2011. All of these arrangements are “at-will” arrangements set forth in the offer letters provided to the named executive officers at the time of hire or promotion, as applicable. These offer letters have no set duration and consequently no renewal or extension provisions. The offer letters are all filed as exhibits to the 2011 Form 10-K.

The offer letters state each named executive officer’s initial base salary and annual MIP target as a percentage of base salary, payout of which is subject to the achievement of pre-established goals. Both the base salary and MIP target are subject to adjustment upon future review by the LDC Committee, or independent members of the Board in the case of Mr. Blake. The Fiscal 2011 base salary and MIP target as a percentage of base salary for each named executive officer are set forth above in the Compensation Discussion and Analysis. In addition, the offer letters provide that each of the named executive officers is eligible to receive benefits available to all salaried associates and to participate in the Company’s executive officer programs, including the (a) death-benefit-only insurance program, (b) SECP and (c) Restoration Plan. Any provisions in the letters regarding termination of employment are discussed below in the section entitled “Potential Payments to the Named Executive Officers Upon Termination or Change in Control” beginning on page 58.

Mr. Blake’s letter also states that the Company has requested that he travel by Company aircraft for security purposes. However, to the extent Mr. Blake or his family uses Company aircraft for personal reasons, the Company will not provide a tax gross-up for any imputed compensation.

EXECUTIVE COMPENSATION

The following table sets forth the plan-based awards granted to named executive officers pursuant to Company plans during Fiscal 2011.

FISCAL 2011 GRANTS OF PLAN-BASED AWARDS(1)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date(3)	Date(3)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Francis S. Blake Performance Shares Annual Stock Grant Annual Option Grant 2011 MIP(2)	3/23/2011 3/23/2011 3/23/2011 2/24/2011	2/24/2011 2/24/2011 2/24/2011 2/24/2011	— — — 213,200	— — — 2,132,000	— — — 4,903,600	5,973 — — —	47,788 71,682 — —	95,576 — — —	— — — —	— — 353,012 —	— — 36.62 —	1,749,997 2,624,995 2,624,997 —
Carol B. Tomé Performance Shares Annual Stock Grant Annual Option Grant 2011 MIP(2)	3/23/2011 3/23/2011 3/23/2011 2/24/2011	2/24/2011 2/24/2011 2/24/2011 2/24/2011	— — — 118,125	— — — 1,181,250	— — — 2,716,875	2,645 — — —	21,163 31,744 — —	42,326 — — —	— — — —	— — 156,334 —	— — 36.62 —	774,989 1,162,465 1,162,500 —
Craig A. Menear Performance Shares Annual Stock Grant Annual Option Grant 2011 MIP(2)	3/23/2011 3/23/2011 3/23/2011 2/24/2011	2/24/2011 2/24/2011 2/24/2011 2/24/2011	— — — 72,300	— — — 723,000	— — — 1,662,900	1,920 — — —	15,360 23,040 — —	30,720 — — —	— — — —	— — 113,468 —	— — 36.62 —	562,483 843,725 843,748 —
Marvin R. Ellison Performance Shares Annual Stock Grant Annual Option Grant 2011 MIP(2)	3/23/2011 3/23/2011 3/23/2011 2/24/2011	2/24/2011 2/24/2011 2/24/2011 2/24/2011	— — — 67,000	— — — 670,000	— — — 1,541,000	1,920 — — —	15,360 23,040 — —	30,720 — — —	— — — —	— — 113,468 —	— — 36.62 —	562,483 843,725 843,748 —
Matthew A. Carey Performance Shares Annual Stock Grant Annual Option Grant 2011 MIP(2)	3/23/2011 3/23/2011 3/23/2011 2/24/2011	2/24/2011 2/24/2011 2/24/2011 2/24/2011	— — — 63,400	— — — 634,000	— — — 1,458,200	1,493 — — —	11,947 17,920 — —	23,894 — — —	— — — —	— — 88,253 —	— — 36.62 —	437,499 656,230 656,249 —

(1)	All awards were granted under the 2005 Omnibus Plan, other than MIP awards, which were granted under the MIP.

(2)

The Fiscal 2011 MIP is based on achievement of pre-established performance goals as described in the Compensation Discussion and Analysis. The amount in the “Threshold” column for the 2011 MIP reflects the minimum possible payout based upon assumed achievement of the threshold performance levels as discussed below under “Terms of Plan-Based Awards Granted to the Named Executive Officers for Fiscal 2011 – 2011 MIP”.

(3)

Awards under the 2005 Omnibus Plan were approved at the February 24, 2011 meeting of the LDC Committee (or by the independent Board members on that date for the CEO) but were effective as of March 23, 2011. See discussion under “Equity Grant Procedures” on page 43 in the Compensation Discussion and Analysis above.

(4)

Amounts represent the grant date fair value of awards granted in Fiscal 2011 computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the awards are set forth in Note 1 to the Company’s consolidated financial statements as filed with the SEC in the 2011 Form 10-K. The valuation of restricted stock awards is based on the closing stock price on the grant date. There were no equity award forfeitures by the named executive officers during Fiscal 2011.

EXECUTIVE COMPENSATION

TERMS OF PLAN-BASED AWARDS GRANTED TO NAMED EXECUTIVE OFFICERS FOR FISCAL 2011

The LDC Committee approved the Fiscal 2011 annual grants of performance shares, performance-based restricted stock and stock options under the 2005 Omnibus Plan for the named executive officers other than Mr. Blake. Mr. Blake’s awards were approved by the independent members of the Board.

Performance Shares.    For Fiscal 2011, 25% of the equity compensation provided to named executive officers was in the form of performance shares. The terms and conditions of the awards are described under “Long-Term Incentives” in the Compensation Discussion and Analysis above. In the event of death, disability or retirement at or after age 60 with at least five years of continuous service (“retirement”), the executive or his or her estate will be entitled to receive any performance shares ultimately earned, and in the event of death or disability before retirement, a pro rata portion of any shares ultimately earned. Because Mr. Blake has reached age 60 and has more than five years of service, he is “retirement eligible,” and his performance share award is non-forfeitable, although payout is based on achievement of the performance goals. Upon a change in control, the executive would be entitled to a pro rata portion of performance shares based on actual performance for the portion of the performance period before a change in control, plus a pro rata portion of the target performance shares for the portion of the performance period after a change in control. Dividend equivalents accrue on performance share awards (as reinvested shares) and are paid upon the payout of the award based on the actual number of shares earned.

Annual Stock Grants.    For Fiscal 2011, 37.5% of the equity compensation provided to named executive officers was in the form of performance-based restricted stock, which was forfeitable if operating profit was less than 80% of the MIP target for Fiscal 2011. If the performance target is met, as it was for Fiscal 2011, the awards are then subject to time-based vesting. The annual restricted stock grants vest 50% on each of the 30th month and 60th month anniversaries of the grant date, subject to continued employment through the vesting date, or, if sooner, upon change in control or termination due to death or disability. In addition, if the performance target is met, the restricted stock becomes non-forfeitable once the executive reaches retirement eligibility, but is not transferable before the time-based vesting dates. Mr. Blake’s award became non-forfeitable when the performance condition was met for Fiscal 2011 because he was retirement eligible at that time. Dividends on the restricted stock are accrued (as cash dividends) and not paid out to executive officers unless and until the performance target is met.

Annual Stock Option Grants.    For Fiscal 2011, 37.5% of the equity compensation provided to named executive officers was in the form of nonqualified stock options. The stock option awards vest 25% per year on the second, third, fourth and fifth anniversaries of the grant date, or, if sooner, on termination due to death, disability or upon a change in control. In addition, the stock option awards become non-forfeitable once the executive becomes retirement eligible, but are not exercisable before the time-based vesting dates. Generally, stock options may be exercised, once vested, over the remainder of the ten-year option term. Mr. Blake’s option award is non-forfeitable because he is retirement eligible but is not exercisable until the time-based vesting dates.

2011 MIP.    Each of the named executive officers participated in the Fiscal 2011 MIP, the Company’s annual cash-based incentive plan. The Fiscal 2011 MIP payout was based upon achievement of pre-established financial performance goals, as described above in the Compensation Discussion and Analysis. The pre-established definitions of the sales and operating profit goals provided for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more and, for operating profit, nonrecurring charges and write-offs in Fiscal 2011 exceeding $50 million in the aggregate for specified types of strategic restructuring transactions. The LDC Committee believes that these types of strategic actions support the long-term best interests of the Company and adopted these definitions for plan purposes so that such strategic actions do not adversely affect incentive opportunities. For Fiscal 2011, there were no adjustments to sales or operating profit under the MIP.

EXECUTIVE COMPENSATION

The Committee approved threshold, target and maximum payout levels for Fiscal 2011 for the named executive officers under the MIP. The threshold, target and maximum potential payouts under the MIP for the named executive officers reflect the following percentages of base salary at the end of Fiscal 2011:

	Percentage of Base Salary
Name	Threshold	Target	Maximum
Francis S. Blake	20.0%	200%	460.0%
Carol B. Tomé	12.5%	125%	287.5%
Craig A. Menear	10.0%	100%	230.0%
Marvin R. Ellison	10.0%	100%	230.0%
Matthew A. Carey	10.0%	100%	230.0%

Because the operating profit threshold must be met for any payout to occur, the threshold percentage above reflects the minimum possible payout based upon assumed achievement of that threshold. The actual amounts earned based on achievement of Fiscal 2011 MIP performance goals are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

EXECUTIVE COMPENSATION

The following table sets forth information regarding outstanding equity awards as of the end of Fiscal 2011 granted to the named executive officers.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	Price	Date	(#)	($)	(#)	($)
Francis S. Blake	350,000	—	—	46.96	4/28/2012	12,500(3)	560,875	82,688(4)	3,710,211
	70,000	—	—	24.55	3/18/2013	32,137(3)	1,441,987	113,854(4)	5,108,640
	50,000	—	—	36.50	3/16/2014	46,741(3)	2,097,269	48,825(4)	2,190,778
	63,000	—	—	37.70	3/22/2015	71,682(3)	3,216,371	—	—
	—	—	222,816(2)	41.18	2/22/2017	—	—	—	—
	297,528	297,528(1)	—	26.84	3/18/2018	—	—	—	—
	97,232	291,698(1)	—	23.28	3/24/2019	—	—	—	—
	—	391,090(1)	—	32.32	3/23/2020	—	—	—	—
	—	353,012(1)	—	36.62	3/22/2021	—	—	—	—
Carol B. Tomé	100,000	—	—	46.96	4/28/2012	6,000(3)	269,220	36,892(4)	1,655,344
	70,000	—	—	24.55	3/18/2013	6,000(3)	269,220	48,794(4)	2,189,377
	50,000	—	—	36.50	3/16/2014	6,000(3)	269,220	21,622(4)	970,179
	65,000	—	—	37.70	3/22/2015	30,000(3)	1,346,100	—	—
	62,144	20,715(1)	—	38.74	3/20/2017	25,000(3)	1,121,750	—	—
	106,805	106,805(1)	—	26.84	3/18/2018	25,000(3)	1,121,750	—	—
	43,380	130,142(1)	—	23.28	3/24/2019	25,000(3)	1,121,750	—	—
	—	167,610(1)	—	32.32	3/23/2020	30,000(3)	1,346,100	—	—
	—	156,334(1)	—	36.62	3/22/2021	45,172(3)	2,026,868	—	—
	—	—	—	—	—	26,080(3)	1,170,210	—	—
	—	—	—	—	—	24,914(3)	1,117,891	—	—
	—	—	—	—	—	34,808(3)	1,561,835	—	—
	—	—	—	—	—	31,744(3)	1,424,353	—	—
Craig A. Menear	15,000	—	—	46.96	4/28/2012	2,500(3)	112,175	24,170(4)	1,084,508
	27,500	—	—	36.50	3/16/2014	5,000(3)	224,350	34,155(4)	1,532,516
	19,550	—	—	37.70	3/22/2015	18,779(3)	842,614	15,693(4)	704,145
	25,834	8,612(1)	—	38.74	3/20/2017	3,209(3)	143,988	—	—
	8,835	2,946(1)	—	38.95	5/23/2017	17,139(3)	769,027	—	—
	70,186	70,186(1)	—	26.84	3/18/2018	16,323(3)	732,413	—	—
	45,330	45,331(1)	—	18.52	11/19/2018	24,365(3)	1,093,258	—	—
	28,421	85,266(1)	—	23.28	3/24/2019	23,040(3)	1,033,805	—	—
	—	117,327(1)	—	32.32	3/23/2020	—	—	—	—
	—	113,468(1)	—	36.62	3/22/2021	—	—	—	—
Marvin R. Ellison	15,000	—	—	33.86	8/21/2012	2,500(3)	112,175	24,170(4)	1,084,508
	14,000	—	—	24.55	3/18/2013	4,000(3)	179,480	34,155(4)	1,532,516
	20,000	—	—	36.50	3/16/2014	22,500(3)	1,009,575	15,693(4)	704,145
	14,200	—	—	37.70	3/22/2015	16,262(3)	729,676	—	—
	15,000	—	—	42.51	11/16/2015	26,742(3)	1,199,914	—	—
	22,371	7,458(1)	—	38.74	3/20/2017	9,314(3)	417,919	—	—
	38,144	38,145(1)	—	26.84	3/18/2018	6,749(3)	302,828	—	—
	45,330	45,331(1)	—	18.52	11/19/2018	16,323(3)	732,413	—	—
	28,421	85,266(1)	—	23.28	3/24/2019	24,365(3)	1,093,258	—	—
	—	117,327(1)	—	32.32	3/23/2020	23,040(3)	1,033,805	—	—
	—	113,468(1)	—	36.62	3/22/2021	—	—	—	—
Matthew A. Carey	117,860	117,860(1)	—	18.52	11/19/2018	12,027(3)	539,651	17,809(4)	799,090
	20,942	62,827(1)	—	23.28	3/24/2019	17,404(3)	780,917	24,396(4)	1,094,641
	—	83,805(1)	—	32.32	3/23/2020	17,920(3)	804,070	12,206(4)	547,683
	—	88,253(1)	—	36.62	3/22/2021	—	—	—	—

EXECUTIVE COMPENSATION

(1)	Unexercisable stock options as of the end of Fiscal 2011 for each named executive officer vest as follows:

Vesting Date	F. Blake	C. Tomé	C. Menear	M. Ellison	M. Carey
March 19, 2012	148,764	53,402	35,093	19,072	—
March 21, 2012	—	20,715	8,612	7,458	—
March 24, 2012	97,772	41,902	29,331	29,331	20,951
March 25, 2012	97,233	43,381	28,422	28,422	20,942
May 24, 2012	—	—	2,946	—	—
November 20, 2012	—	—	22,665	22,665	58,930
March 19, 2013	148,764	53,403	35,093	19,073	—
March 23, 2013	88,253	39,083	28,367	28,367	22,063
March 24, 2013	97,773	41,903	29,332	29,332	20,951
March 25, 2013	97,232	43,380	28,422	28,422	20,942
November 20, 2013	—	—	22,666	22,666	58,930
March 23, 2014	88,253	39,084	28,367	28,367	22,063
March 24, 2014	97,772	41,902	29,332	29,332	20,951
March 25, 2014	97,233	43,381	28,422	28,422	20,943
March 23, 2015	88,253	39,083	28,367	28,367	22,063
March 24, 2015	97,773	41,903	29,332	29,332	20,952
March 23, 2016	88,253	39,084	28,367	28,367	22,064
Total	1,333,328	581,606	443,136	406,995	352,745

(2)

On February 22, 2007, Mr. Blake received an award of $2.5 million in performance-vested options. The terms of these performance-vested options provided that they would vest only if the Company’s stock price increased 25% over the $41.18 grant price and would expire and be forfeited if this increase was not achieved by February 22, 2012. The performance-vested options had no intrinsic value based on the closing stock price on January 27, 2012 and expired on February 22, 2012 because the performance condition had not been met.

(3)	Restricted stock as of the end of Fiscal 2011 for each named executive officer vests as follows:

Vesting Date	F. Blake		C. Tomé	C. Menear	M. Ellison	M. Carey
March 20, 2012	12,500		10,000	—	7,500	—
March 21, 2012	—		45,172	18,779	16,262	—
May 24, 2012	—		—	3,209	—	—
September 24, 2012	23,370	(a)	17,404	12,182	12,182	8,702
November 15, 2012	—		—	—	26,742	—
March 19, 2013	—		26,080	17,139	9,314	—
September 23, 2013	35,841		15,872	11,520	11,520	8,960
November 20, 2013	—		—	—	6,749	—
March 25, 2014	32,137	(a)	24,914	16,323	16,323	12,027
March 24, 2015	23,371	(a)	17,404	12,183	12,183	8,702
March 20, 2016	—		20,000	—	15,000	—
March 23, 2016	35,841		15,872	11,520	11,520	8,960
January 8, 2019	—		123,000	—	—	—
August 2, 2019	—		—	7,500	—	—
February 6, 2027	—		—	—	6,500	—
Total	163,060		315,718	110,355	151,795	47,351

(a)

These shares became nonforfeitable and are reflected net of withholding tax obligations incurred when the performance condition on the shares was met, but the shares remain restricted until the time-based vesting dates are reached.

EXECUTIVE COMPENSATION

(4)

The named executive officers’ performance share awards vest upon certification of earned amounts by the LDC Committee following the completion of the three-year performance periods ending January 29, 2012, February 3, 2013 and February 2, 2014. The vesting for the awards is based on achievement of pre-established average ROIC and operating profit goals, as described above in the Compensation Discussion and Analysis under “Long-Term Incentives – Performance Shares.” The performance share awards vest sooner in the event of a change in control of the Company. The number of shares vesting upon a change in control is determined based on actual results achieved through the date of the change in control, prorated based on the number of days in the performance period before the change in control, plus the target award amount, prorated based on the number of days in the performance period after the change in control. Dividend equivalents accrue on the performance shares (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned. For the Fiscal 2009-2011 award, the shares reported are the actual amount earned based on the performance level met as of January 29, 2012, as certified by the LDC Committee on February 22, 2012, and include dividend equivalents accrued on the award. For the Fiscal 2010-2012 award and the Fiscal 2011-2013 award, the reported number of shares assumes achievement of the maximum and the target level of performance, respectively, in each case based on actual performance through the end of Fiscal 2011, and include dividend equivalents accrued through January 29, 2012 based on the assumed level of performance. The reported value of the performance share awards is based on the closing stock price on January 27, 2012.

EXECUTIVE COMPENSATION

The following table sets forth the options exercised and the shares of restricted stock that vested for the named executive officers during Fiscal 2011.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2011
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized On Vesting
Name	(#)	($)	(#)	($)

Francis S. Blake	—	—	508,691(1)	18,407,080

Carol B. Tomé	—	—	182,170	6,578,739

Craig A. Menear	37,000	225,992	98,427	3,563,187

Marvin R. Ellison	—	—	73,110	2,613,407

Matthew A. Carey	—	—	84,036	3,133,251

(1)

Includes 34,478 shares withheld to pay taxes on a performance-based restricted stock grant that became nonforfeitable on March 24, 2011 due to Mr. Blake being retirement eligible. The remaining shares under this grant continue to be restricted until the time-based vesting dates are reached.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the participation of the named executive officers in the Company’s nonqualified deferred compensation plans for Fiscal 2011.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2011

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)

Francis S. Blake Restoration Plan(5)	N/A	102,116	108,409	—	596,711

Carol B. Tomé Restoration Plan(5)	N/A	64,798	132,108	—	726,532

Craig A. Menear Deferred Compensation Plan For Officers(6) Restoration Plan(5)	206,575 N/A	— 32,775	43,461 44,286	— —	766,760 243,668

Marvin R. Ellison Deferred Compensation Plan For Officers(6) Restoration Plan(5)	— N/A	— 36,416	2,311 34,380	— —	48,252 189,280

Matthew A. Carey Restoration Plan(5)	N/A	34,460	7,806	—	43,251

(1)

Executive contributions represent deferral of base salary and incentive awards under the MIP during Fiscal 2011, which amounts are also disclosed in the Fiscal 2011 Salary column and the Fiscal 2010 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The Restoration Plan is non-elective, and the participants cannot make contributions to it.

(2)

All Company contributions to the Restoration Plan are included as compensation in the Stock Awards column of the Summary Compensation Table. The Company does not make contributions to the Deferred Compensation Plan for Officers.

(3)

Deferred Compensation Plan For Officers earnings represent notional returns on participant-selected investments. Restoration Plan earnings represent an increase in the value of the underlying Company stock during Fiscal 2011 plus dividends that are credited at the same rate, and at the same time, that dividends are paid to all shareholders.

(4)

For the Restoration Plan, amounts in the aggregate balance for Messrs. Blake, Menear and Ellison and Ms. Tomé of $330,755, $110,362, $79,689 and $419,974, respectively, were previously reported in the Summary Compensation Table. For the Deferred Compensation Plan For Officers, $432,327 of the aggregate balance amount for Mr. Menear and $1,256 for Mr. Ellison were previously reported in the Summary Compensation Table.

(5)

The Restoration Plan, an unfunded, nonqualified deferred compensation plan, provides key management-level associates with a benefit equal to the matching contributions that they would have received under the Company’s FutureBuilder 401(k) Plan if certain Internal Revenue Code limitations were not in place. On January 31st of each year, the plan makes an allocation to participant accounts in an amount equal to the participant’s taxable wages during the prior calendar year minus the Internal Revenue Code limit ($245,000 for 2011) multiplied by 3.5%. This amount is then converted to units representing shares of the Company’s common stock. Stock units credited to a participant’s account are also credited with dividend equivalents at the same time, and in the same amount, as dividends are paid to shareholders. Participant account balances vest at the same time their account

EXECUTIVE COMPENSATION

in the Company’s tax-qualified FutureBuilder 401(k) Plan vests, which provides for 100% cliff vesting after three years of service. A participant’s vested account balance is payable in shares of common stock on retirement or other employment termination. In-service withdrawals are not permitted.

(6)

The Deferred Compensation Plan For Officers is an unfunded, nonqualified deferred compensation plan that allows officers and other highly compensated associates to defer payment of up to 50% of base salary and up to 100% of annual incentive compensation until retirement or other employment termination. The Company makes no contributions to the Deferred Compensation Plan For Officers. Participants may also elect an in-service distribution during a designated calendar year or upon a change in control. Payment is made, at the participant’s election, in a single sum or equal annual installment payments over a period of not less than ten years commencing at retirement after age 60 or one year thereafter, provided that distribution in a single sum is automatically made on termination for reasons other than retirement or disability. Participants elect to invest their account balances among an array of mutual funds, and notional earnings are credited to participant accounts based on fund returns. Accounts are 100% vested at all times.

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS TO THE NAMED EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL

Termination Without Cause or For Good Reason

Messrs. Blake, Menear, Ellison and Carey’s employment arrangements do not entitle them to any severance payments upon employment termination. They would, however, be entitled to any vested benefits under Company plans in which they participate. Mr. Carey’s offer letter provided that if he was terminated by the Company without cause within the 36-month period following his initial employment date of September 8, 2008, the Company would pay 12 months’ base salary continuation, plus $600 per month for 12 months as a subsidy for healthcare continuation coverage. These severance provisions expired on September 8, 2011.

The following table sets forth the estimated value of benefits that Ms. Tomé would be entitled to receive, assuming a termination of employment by the Company without cause or by Ms. Tomé for good reason as of January 29, 2012, the last day of Fiscal 2011. She is not entitled to payment of any benefits upon termination for cause or without good reason other than for accrued compensation earned prior to employment termination and any vested benefits under Company plans in which she participates.

TERMINATION BENEFITS

	Value of Salary Continuation	Value of Equity Awards Vesting on Termination	Total
Name	($)	($)	($)

Carol B. Tomé	1,890,000	10,438,906	12,328,906

Under Ms. Tomé’s employment arrangement, pursuant to provisions that were originally adopted in 2001, in the event her employment is terminated by the Company without cause, or by Ms. Tomé for good reason, the Company will continue to pay her base salary for 24 months in accordance with the Company’s normal payroll practices, subject to any delay necessary to comply with the requirements of Internal Revenue Code Section 409A. Also, vesting will be accelerated on her outstanding restricted stock and stock option awards that would otherwise have vested during the salary continuation period (337,169 options with an intrinsic value of $5,300,035 and 114,528 shares of restricted stock with an intrinsic value of $5,138,871 at the end of Fiscal 2011, based upon the closing stock price of $44.87 on January 27, 2012). Any unvested equity at the end of the salary continuation period will be forfeited.

Termination for cause by the Company under this arrangement generally means that the executive: (a) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties that results in material economic harm to the Company, subject to certain conditions, (b) has been convicted of a felony involving theft or moral turpitude, or (c) has violated Company policies. Termination of employment for good reason by the executive generally means the occurrence of certain events without the executive’s consent, including: (a) the assignment of a principal office outside of the Atlanta metropolitan area, (b) decrease in base salary or failure to pay the agreed-upon compensation, or (c) cessation of a direct reporting relationship to the CEO.

In exchange for the foregoing severance payments, Ms. Tomé agreed that during the term of her employment and for 24 months thereafter, she will not, without the prior written consent of the Company, be employed by or otherwise participate in the management of competitors of the Company. During the 36-month period following termination, she also agreed not to solicit any employee of the Company to accept a position with another entity. Each named executive officer is also subject to confidentiality restrictions on employment termination, and Messrs. Menear, Ellison and Carey are subject to non-competition and non-solicitation restrictions for 24 months and 36 months post-termination, respectively.

EXECUTIVE COMPENSATION

Change in Control

The Company does not maintain change in control agreements for its executives. However, equity awards made to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon a change in control of the Company. The following table sets forth the estimated value of benefits that the named executive officers would be entitled to receive due to this accelerated vesting assuming a change in control of the Company as of January 29, 2012. If Ms. Tomé’s employment is terminated in connection with a change in control, she would also be entitled to the termination benefits described in the preceding table.

CHANGE IN CONTROL BENEFITS

	Value of Restricted Stock and Option Awards	Value of Performance Shares	Total
Name	($)(1)	($)(2)	($)

Francis S. Blake	27,621,411	8,685,621	36,307,032

Carol B. Tomé	22,421,971	3,818,931	26,240,902

Craig A. Menear	11,731,244	2,624,042	14,355,286

Marvin R. Ellison	12,988,443	2,624,042	15,612,485

Matthew A. Carey	8,366,525	1,943,499	10,310,024

(1)

Value reflects outstanding restricted stock at the end of Fiscal 2011, multiplied by a closing stock price of $44.87 on January 27, 2012 and outstanding unvested stock options based on the intrinsic value as of January 27, 2012. Mr. Blake’s performance-based stock option award would not have been payable since performance was below the threshold level for payout as of the end of Fiscal 2011.

(2)

Value reflects the following: (a) for the Fiscal 2009-2011 performance share award, shares earned based on 136% actual performance for the three-year performance period; (b) for the Fiscal 2010-2012 performance share award, (i) shares that would have been earned based on 113% actual performance at the end of Fiscal 2011 multiplied by a ratio of 728 days in the performance period through January 29, 2012 to 1,099 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 371 days remaining in the performance period after January 29, 2012 to 1,099 total days in the performance period; and (c) for the Fiscal 2011-2013 performance share award, (i) shares that would have been earned based on 100% actual performance at the end of Fiscal 2011 multiplied by a ratio of 364 days in the performance period through January 29, 2012 to 1,099 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 735 days remaining in the performance period after January 29, 2012 to 1,099 total days in the performance period. In each case, the number of performance shares obtained is multiplied by a closing stock price of $44.87 on January 27, 2012 to determine the intrinsic value as of the end of Fiscal 2011. Amounts include dividend equivalents accrued through the end of Fiscal 2011 converted into additional performance shares.

EXECUTIVE COMPENSATION

Termination Due to Death, Disability or Retirement

Equity awards made to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon employment termination due to death or disability. The following table sets forth the estimated value of benefits that the named executive officers would be entitled to receive assuming death or disability as of January 29, 2012.

DEATH OR DISABILITY BENEFITS

	Value of Restricted Stock and Option Awards	Value of Performance Shares		Death Benefit	Total
Name	($)(1)	($)		($)(4)	($)

Francis S. Blake	27,621,411	8,806,411	(2)	400,000	36,827,822

Carol B. Tomé	22,421,971	2,800,516	(3)	400,000	25,622,487

Craig A. Menear	11,731,244	1,894,456	(3)	400,000	14,025,700

Marvin R. Ellison	12,988,443	1,894,456	(3)	400,000	15,282,899

Matthew A. Carey	8,366,525	1,392,451	(3)	400,000	10,158,976

(1)

Value reflects outstanding restricted stock at the end of Fiscal 2011, multiplied by a closing stock price of $44.87 on January 27, 2012 and outstanding unvested stock options based on the intrinsic value as of January 29, 2012.

(2)

Value reflects the following: (a) for the Fiscal 2009-2011 performance share award, shares earned based on 136% actual performance for the three-year performance period; (b) for the Fiscal 2010-2012 performance share award, the shares that would have been earned based on 113% actual performance at the end of Fiscal 2011; and (c) for the Fiscal 2011-2013 performance share award, the shares that would have been earned based on 100% actual performance at the end of Fiscal 2011. The number of performance shares obtained is multiplied by a closing stock price of $44.87 on January 27, 2012 to determine the intrinsic value as of the end of Fiscal 2011. Amounts include dividend equivalents accrued through the end of Fiscal 2011 converted into additional performance shares.

(3)

Value reflects the following: (a) for the Fiscal 2009-2011 performance share award, shares earned based on 136% actual performance for the three-year performance period; (b) for the Fiscal 2010-2012 performance share award, the prorated portion of shares that would have been earned based on 113% actual performance at the end of Fiscal 2011 multiplied by a ratio of 728 days in the performance period through January 29, 2012 to 1,099 total days in the performance period; and (c) for the Fiscal 2011-2013 performance share award, the prorated portion of shares that would have been earned based on 100% actual performance at the end of Fiscal 2011 multiplied by a ratio of 364 days in the performance period through January 29, 2012 to 1,099 total days in the performance period. The number of performance shares obtained is multiplied by a closing stock price of $44.87 on January 27, 2012 to determine the intrinsic value as of the end of Fiscal 2011. Amounts include dividend equivalents accrued through the end of Fiscal 2011 converted into additional performance shares.

(4)	Value reflects a $400,000 death benefit.

EXECUTIVE COMPENSATION

Certain equity awards made to salaried associates, including the named executive officers, provide that the awards are no longer forfeitable upon retirement on or after age 60 with five years of continuous service with the Company. As of January 29, 2012, Mr. Blake was the only named executive officer who had met this condition. The following table sets forth the estimated value of benefits that Mr. Blake would be entitled to receive assuming termination due to retirement as of January 29, 2012. Mr. Blake would also be entitled to any vested amounts under the Restoration Plan as set forth in the Nonqualified Deferred Compensation table on page 56 of this Proxy Statement.

RETIREMENT BENEFITS

	Value of Restricted Stock and Option Awards	Value of Performance Shares	Total
Name	($)(1)	($)(2)	($)

Francis S. Blake	27,060,536	8,806,411	35,866,947

(1)

Value reflects restricted stock grants that have the retirement eligibility provision described above and that are outstanding at the end of Fiscal 2011, multiplied by a closing stock price of $44.87 on January 27, 2012 and unvested stock options granted on or after April 29, 2002 based on the intrinsic value as of January 29, 2012. Mr. Blake’s performance-based stock option award would not have been payable since performance was below threshold level for payout as of the end of Fiscal 2011.

(2)

Value reflects the following: (a) for the Fiscal 2009-2011 performance share award, shares earned based on 136% actual performance for the three-year performance period; (b) for the Fiscal 2010-2012 performance share award, the shares that would have been earned based on 113% actual performance at the end of Fiscal 2011; and (c) for the Fiscal 2011-2013 performance share award, the shares that would have been earned based on 100% actual performance at the end of Fiscal 2011. The number of performance shares obtained is multiplied by a closing stock price of $44.87 on January 27, 2012 to determine the intrinsic value as of the end of Fiscal 2011. Amounts include dividend equivalents accrued through the end of Fiscal 2011 converted into additional performance shares.

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

	Number of Securities to be Issued Upon Exercise of Outstanding Options,		Weighted-Average Exercise Price of Outstanding Options,	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in
Plan Category	Warrants and Rights		Warrants and Rights	First Column)

Equity Compensation Plans Approved by Security Holders(1)	34,120,447	(2)	$35.32(3)	172,467,782	(4)

Equity Compensation Plans Not Approved by Security Holders(5)	1,674,574	(6)	$40.75(7)	19,600,093	(8)

Total	35,795,021			192,067,875

(1)

These plans are the Company’s 1997 Omnibus Stock Incentive Plan (“1997 Omnibus Plan”), the 2005 Omnibus Plan, the ESPP and The Home Depot, Inc. Non-Employee Directors’ Deferred Stock Compensation Plan (the “Directors Plan”). The Directors Plan allows the Company’s outside directors to elect to defer their cash retainers and meeting fees for deferred stock units payable in shares of the Company’s common stock on termination of Board service. Meeting fees were eliminated for meetings held after August 16, 2007.

(2)

Includes an aggregate of 16,579,228 stock options under the 1997 Omnibus Plan, 15,090,545 stock options under the 2005 Omnibus Plan, 34,351 deferred shares or deferred stock units under the 1997 Omnibus Plan, 1,381,944 deferred shares or deferred stock units under the 2005 Omnibus Plan, 952,059 performance shares under the 2005 Omnibus Plan and 82,320 deferred stock units credited to participant accounts under the Directors Plan. Does not include 193,869 outstanding restricted shares granted under the 1997 Omnibus Plan and 14,595,036 outstanding restricted shares granted under the 2005 Omnibus Plan.

(3)

Weighted average exercise price of outstanding options; excludes deferred shares, deferred stock units, deferred stock rights, performance shares and shares of restricted stock under the 1997 and 2005 Omnibus Plans, deferred stock units under the Directors Plan and rights to purchase shares under the ESPP.

(4)

Represents 162,418,127 shares under the 2005 Omnibus Plan, 8,011,416 shares under the ESPP (see Note 7 to the Company’s consolidated financial statements included in the 2011 Form 10-K and Exhibit 10.10 to the 2011 Form 10-K) and 2,038,239 shares under the Directors Plan.

(5)

These plans are the Company’s Non-U.S. Employee Stock Purchase Plan (the “Non-U.S. ESPP”) (see Note 7 to the Company’s consolidated financial statements in the 2011 Form 10-K and Exhibit 10.10 to the 2011 Form 10-K), the Restoration Plan (see Note 9 to the Company’s consolidated financial statements in the Company’s 2011 Form 10-K and Exhibit 10.7 to the 2011 Form 10-K) and the Non-Qualified Stock Option and Deferred Stock Units Plan and Agreement dated as of December 4, 2000 between The Home Depot, Inc. and Robert L. Nardelli (see Exhibit 10.21 to the 2011 Form 10-K).

(6)	Includes 174,574 deferred stock units under the Restoration Plan and 1,500,000 nonqualified stock options under the Deferred Stock Units Plan and Agreement referred to in footnote 5.

(7)

Weighted average exercise price of outstanding options; excludes rights to purchase shares under the Non-U.S. ESPP, deferred stock units granted under the Restoration Plan and deferred stock units granted under the Deferred Stock Units Plan and Agreement referred to in footnote 5.

(8)	Represents shares available under the Non-U.S. ESPP.

DIRECTOR COMPENSATION

Our philosophy with respect to director compensation is to align the interests of non-employee directors with the interests of our shareholders. To implement this philosophy, the Company provides 82% of each director’s annual retainer in Company equity. Furthermore, consistent with our Corporate Governance Guidelines, director equity awards stipulate that shares of Company stock must continue to be held until the director retires from the Board or for one year after Board service ends for any reason other than ordinary Board retirement (at or after age 72), death, disability or a change in control of the Company.

Each non-employee director who was a Board member during Fiscal 2011 received an annual retainer of $280,000 as of the date of the 2011 annual meeting, except for Mr. David Batchelder, who served as a director until the 2011 annual meeting but did not stand for re-election at the meeting. The retainer was paid in the following manner:

•	$230,000 in the form of deferred shares granted under the 2005 Omnibus Plan; and

•	$50,000 in the form of cash or deferred stock units under the Directors Plan, at the election of the director.

The deferred shares and deferred stock units, together with dividend equivalents that accrue thereon, are payable in shares of the Company’s common stock upon termination of Board service. Director compensation is paid for the twelve-month period commencing with each annual meeting of shareholders. A pro rata portion of annual director compensation is paid to directors who become Board members after the annual meeting as follows: 100% for appointments before the six-month anniversary of the annual meeting, 50% after the six-month but not later than the nine-month anniversary of the annual meeting, and 25% after the nine-month anniversary of the annual meeting.

Each non-employee director who served as Chair of a Board committee also received $10,000, except for the Chair of the Audit Committee, who received $15,000. Board committee Chair retainers were payable in cash or deferred stock units under the Directors Plan, at the election of the director.

In addition to the annual retainers and applicable committee Chair retainers described above, the Lead Director also receives $80,000 in the form of cash or deferred stock units under the Directors Plan. At least 12% of the Lead Director’s cash retainers must be paid in the form of deferred stock units under the Directors Plan pursuant to a mandatory deferral requirement, with the remainder paid in the form of cash or deferred stock units under the Directors Plan at the election of the Lead Director. For Fiscal 2011, our Lead Director elected to receive 100% of her committee Chair retainer and 20% of each of her annual cash Board retainer and Lead Director retainer in deferred stock units under the Directors Plan.

The Company also pays (or provides for reimbursement of) the travel and accommodation expenses of directors and, when requested by the Company, their spouses to attend Board meetings, conduct store visits and participate in other corporate functions.

The Company maintains a program through which it will match up to $10,000 of charitable donations made by each director, including the Chairman, for each calendar year. Mr. Blake’s All Other Compensation reported in the Summary Compensation Table includes $10,000 in matching contributions made under the program for Fiscal 2011. The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the Company. Donations under the program are not made to any charity from which the director (or a party related to the director) directly or indirectly receives compensation.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to or earned during Fiscal 2011 by our non-employee directors who served during Fiscal 2011.

DIRECTOR COMPENSATION
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)(1)	($)(2)(5)	($)(5)	($)(3)	($)

F. Duane Ackerman	65,000	230,000	—	10,000	305,000

David H. Batchelder(4)	—	—	—	—	—

Ari Bousbib	60,000	230,000	—	—	290,000

Gregory D. Brenneman	60,000	230,000	—	10,000	300,000

J. Frank Brown	50,000	230,000	—	—	280,000

Albert P. Carey	50,000	230,000	—	—	280,000

Armando Codina	50,000	230,000	—	—	280,000

Bonnie G. Hill	140,000	230,000	—	5,000	375,000

Karen L. Katen	50,000	230,000	—	—	280,000

Ronald L. Sargent	50,000	230,000	—	—	280,000

(1)

Fees earned or paid in cash vary because, in addition to the $50,000 annual retainer, they include retainers for Chair and Lead Director positions. Messrs. Ackerman, Bousbib, Brenneman, Brown, Carey, Codina and Sargent and Ms. Katen deferred their annual cash Board retainers under the Directors Plan, which retainers were converted into stock units that are payable in shares of Company common stock upon termination of Board service. Mr. Bousbib and Ms. Hill deferred 100% of their committee Chair retainers, and Ms. Hill deferred 20% of each of her annual cash Board retainer and Lead Director retainer. Dividend equivalents are credited on stock units in the Directors Plan at the same rate, and at the same time, that dividends are paid to shareholders.

(2)	Amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards granted in Fiscal 2011 computed in accordance with FASB ASC Topic 718.

The grant date fair value of the deferred share award granted during Fiscal 2011 is set forth in the following table, computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. There were no deferred share forfeitures by the directors during Fiscal 2011.

Grant Date	Shares (#)	Value ($)	Directors Who Received

06/02/2011	6,555	230,000	Ackerman, Bousbib, Brenneman, Brown, Carey, Codina, Hill, Katen, Sargent

(3)	Amounts reported reflect matching charitable contributions.

(4)	Mr. Batchelder did not stand for re-election at the 2011 annual meeting.

DIRECTOR COMPENSATION

(5)	As of the end of Fiscal 2011, our non-employee directors who served during Fiscal 2011 held the following outstanding equity:

Name	Stock Options	Restricted Shares	Deferred Shares	Deferred Stock Units	Shares Owned Outright	Shares Owned Indirectly	Total
F. Duane Ackerman	—	—	43,740	9,945	900	—	54,585
David H. Batchelder(a)	—	—	38,051	—	—	—	38,051
Ari Bousbib	—	—	43,740	11,015	10,000	—	64,755
Gregory D. Brenneman	30,500	1,332	57,359	23,269	20,000	50	132,510
J. Frank Brown	—	—	6,697	1,456	—	—	8,153
Albert P. Carey	—	—	37,020	3,054	—	—	40,074
Armando Codina	—	—	42,598	9,435	16,862	—	68,895
Bonnie G. Hill	30,500	1,795	57,359	13,179	2,521	—	105,354
Karen L. Katen	—	—	43,740	9,508	6,500	—	59,748
Ronald L. Sargent	—	—	6,697	1,456	1,800	900	10,853

(a)

Amounts for Mr. Batchelder reflect only his remaining deferred shares that have not yet been distributed to him pursuant to their terms. Because Mr. Batchelder has not been a director since June 2, 2011, he is no longer required to report ownership of any other equity of the Company that he holds.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

Each member of the LDC Committee is independent under SEC rules, NYSE listing standards and the Company’s Director Independence Standards set forth in the Company’s Corporate Governance Guidelines and attached as Appendix A to this Proxy Statement.

The LDC Committee acts under a written charter which sets forth its responsibilities and duties, as well as requirements for the LDC Committee’s composition and meetings. The LDC Committee’s primary responsibility is to (a) assist the Board in developing and evaluating potential candidates for executive positions, including the CEO, (b) oversee the development of executive succession plans and (c) approve compensation strategy, including the corporate goals and objectives relevant to the compensation of the Company’s senior executive officers, including the CEO, to ensure management is afforded appropriate incentives and rewarded appropriately for contributions to the Company’s growth and profitability and that the executive compensation strategy supports the Company’s objectives and shareholder interests.

The LDC Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s equity-based and incentive-based compensation plans, and regularly evaluates the effectiveness of the Company’s overall executive compensation program. In addition, the LDC Committee periodically reviews the compensation and benefits offered to non-employee directors and recommends changes as appropriate.

A more complete description of the LDC Committee’s functions is set forth in the LDC Committee charter, which is available on the Company’s website at http://ir.homedepot.com under “Corporate Governance > Committee Members & Charters” and is also available in print upon request.

The LDC Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based upon such review and discussions, the LDC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for Fiscal 2011.

This report has been furnished by the current members of the LDC Committee:

•	Gregory D. Brenneman, Chair
•	J. Frank Brown
•	Armando Codina
•	Bonnie G. Hill

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows the Company common stock beneficially owned, as of March 5, 2012, by our directors, the named executive officers and our directors and executive officers as a group. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk (*) in the Percent of Class column indicates beneficial ownership of less than 1%. The percentage ownership is based on the number of shares of our common stock outstanding as of March 5, 2012.

Name of Beneficial Owner	Total Beneficial Ownership(1)		Deferred Shares/ Stock Units(6)	Percent of Class
Francis S. Blake	1,904,937	(2)	15,645	*
F. Duane Ackerman	900		53,685	*
Ari Bousbib	10,000		54,756	*
Gregory D. Brenneman	21,382	(3)	80,629	*
J. Frank Brown	—		8,153	*
Albert P. Carey	—		40,074	*
Armando Codina	16,862		52,034	*
Bonnie G. Hill	4,316		70,537	*
Karen L. Katen	6,500		53,249	*
Ronald L. Sargent	2,700	(4)	8,153	*
Matthew A. Carey	296,284	(5)	1,756	*
Marvin R. Ellison	540,980		5,051	*
Craig A. Menear	543,168		6,181	*
Carol B. Tomé	1,086,127		17,763	*
Directors and executive officers as a group (16 people)	4,874,875		472,067	0.35%

(1)

Represents the number of shares beneficially owned, which includes equivalent shares credited under our FutureBuilder 401(k) Plan and restricted stock granted under the 2005 Omnibus Plan and the 1997 Omnibus Plan. In addition, these amounts include shares subject to options exercisable within 60 days of March 5, 2012 as follows: Francis S. Blake – 1,271,529; Matthew A. Carey – 180,695; Marvin R. Ellison – 296,749; Craig A. Menear – 342,114; Carol B. Tomé – 486,729; and directors and executive officers as a group (16 people) – 2,812,718. Amounts in this column do not include shares to be received upon settlement of deferred stock units or deferred shares more than 60 days after March 5, 2012, which shares are reflected in the Deferred Shares/Stock Units column of the table. The deferred stock units and deferred shares have no voting rights.

(2)	This amount includes 333 shares held by a family trust.

(3)	This amount includes 50 shares held by Mr. Brenneman’s son.

(4)	This amount includes 900 shares held in custodial accounts for Mr. Sargent’s children.

(5)	This amount includes 66,098 shares held by a family trust.

(6)

These amounts reflect deferred shares and deferred stock units granted under the 2005 Omnibus Plan, deferred stock units granted under the Directors Plan, and stock units granted under the Restoration Plan.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information about the number of shares of our common stock held as of December 31, 2011 by persons we know to be the beneficial owners of more than five percent of our outstanding common stock. The percentage ownership is based on the number of shares of our common stock outstanding as of March 5, 2012.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Capital World Investors(1) 333 South Hope Street Los Angeles, CA 90071	191,456,230	12.4%
Capital Research Global Investors(2) 333 South Hope Street Los Angeles, CA 90071	95,921,100	6.2%
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	83,307,078	5.4%

(1)

Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2012 by Capital World Investors (“Capital World”), a division of Capital Research and Management Company. At that time, Capital World reported sole voting power as to 159,285,230 shares and sole dispositive power as to 191,456,230 shares and reported that it is deemed to be the beneficial owner of the 191,456,230 shares.

(2)

Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 9, 2012 by Capital Research Global Investors (“Capital Research”), a division of Capital Research and Management Company. At that time, Capital Research reported sole voting power as to 94,421,100 shares and sole dispositive power as to 95,921,100 shares and reported that it is deemed to be the beneficial owner of the 95,921,100 shares.

(3)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 9, 2012.

GENERAL

CERTAIN RELATED PERSONS TRANSACTIONS

The Nominating and Corporate Governance Committee, which is comprised of independent directors, reviews all related-party transactions and relationships involving a Board member or officer of the Company subject to Section 16 of the Exchange Act. To help identify related-party transactions and relationships, each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with the Company. Our General Counsel also conducts an independent investigation by reviewing the Company’s financial systems to determine if a director or executive officer, or a company with which he or she is affiliated, engaged in transactions or had a relationship with the Company during the fiscal year. The Company’s procedures with respect to review and approval or ratification of related-party transactions are set forth in the Nominating and Corporate Governance Committee’s charter.

The Nominating and Corporate Governance Committee reviews and approves, ratifies or rejects any transaction or relationship with a related party that is identified. In approving, ratifying or rejecting a related-party transaction or relationship, the Nominating and Corporate Governance Committee considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company. Transactions and relationships that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement.

The Nominating and Corporate Governance Committee has identified the following related-party transactions and relationships:

Francis S. Blake, who is the son of Frank Blake, the Company’s Chairman and CEO, has been a district manager for the Company since March 2009. Prior to that position, he was a store manager since June 2006 and joined the Company in September 2004. During Fiscal 2011, Mr. Blake earned or received an aggregate of $184,097 in base and annual incentive compensation. In addition to this compensation and customary employee benefits, Mr. Blake continues to be eligible to participate in bonus and equity compensation plans based on his performance as well as the performance of the Company. Mr. Blake’s compensation is within the established range paid to district managers.

The Company, principally through The Home Depot Foundation, has supported Habitat for Humanity since 1991. Elizabeth Blake, the wife of Frank Blake, the Company’s Chairman and CEO, serves as general counsel of Habitat for Humanity International. In Fiscal 2011, the Foundation made cash grants of approximately $5.4 million to Habitat and its international and local affiliates as part of its commitment made in 2008 to donate $30 million (in financial and in-kind support) to Habitat to provide energy-efficient and sustainable building resources and funding for a portion of the single- and multi-family homes that Habitat builds over a five-year period. In Fiscal 2011, the Foundation also made cash grants and gift card donations of approximately an additional $1.6 million and product donations of approximately $2.6 million in retail value to various affiliates of Habitat.

During Fiscal 2011, the Company also made purchases of software and related services from Microsoft, Inc. in the ordinary course of business. The Chief Operating Officer of Microsoft is the brother-in-law of Matthew A. Carey, our Executive Vice President and Chief Information Officer. The total payments made to Microsoft during Fiscal 2011 were approximately $35.3 million, representing approximately 0.05% of the revenues of each of the Company and Microsoft.

BUSINESS CODE OF CONDUCT

The Company has a Business Code of Conduct and Ethics that is applicable to all directors, officers and associates of the Company, including the CEO and the CFO. This code includes a Code of Ethics for Senior Financial Officers that is applicable to the CEO, CFO, Controller, Treasurer, all Vice Presidents of the Finance Department and other designated financial associates. The complete text of both codes is available on the Company’s website at http://ir.homedepot.com under “Corporate Governance > Corp. Governance Overview” and is also available in print at no charge upon request. The Company will post any amendments to or waivers

GENERAL

from the Code of Conduct (to the extent applicable to the Company’s executive officers and directors) at this location on its website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports required to be filed with the SEC and NYSE and furnished to the Company during Fiscal 2011 by directors, officers or beneficial owners of more than ten percent of the outstanding shares of common stock of the Company pursuant to Section 16(a) of the Exchange Act, and a review of written certifications provided by them to the Company, we believe that our directors and executive officers timely complied with the requirements of Section 16(a) of the Exchange Act during Fiscal 2011, except that one Form 4 reporting the acquisition of indirect beneficial ownership of shares held in trust for the benefit of the daughters of executive officer Craig A. Menear was inadvertently filed late following Mr. Menear’s appointment as successor trustee to the trusts.

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year’s Proxy Statement and form of proxy, proposals by shareholders for business to be considered at the 2013 Annual Meeting of Shareholders must be submitted in writing by December 3, 2012 and must comply with the requirements of SEC Rule 14a-8. Proposals should be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Building C-22, Atlanta, Georgia 30339.

If a shareholder wishes to present a proposal or submit a formal nomination of a director candidate for election at the 2013 Annual Meeting and the proposal or nomination is not intended to be included in our Proxy Statement, the shareholder must give us advance notice in writing and meet the requirements of our Certificate of Incorporation and By-Laws, including providing all of the information specified in the By-Laws. If a shareholder gives notice after the applicable deadline, the shareholder will not be permitted to present the proposal or nomination for a vote at the meeting. The notice must be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Building C-22, Atlanta, Georgia 30339. Each proposal submitted must be a proper subject for shareholder action at the meeting. Our Certificate of Incorporation provides that a formal nomination by a shareholder of a candidate for election as a director must be in writing and received by our Corporate Secretary (at the address specified above) not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. For all other proposals of business to be considered at next year’s annual meeting, notice must be received no earlier than 120 calendar days (January 17, 2013) and no later than 90 calendar days (February 16, 2013) prior to the anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 70 days after the anniversary of this year’s annual meeting, notice must be received not later than 90 days nor earlier than 120 days prior to next year’s annual meeting date, or by the tenth day following the Company’s public announcement of next year’s annual meeting date.

OTHER PROPOSED ACTIONS

We do not know of any matters to be acted upon at the Meeting other than those discussed in this Proxy Statement. If any other items or matters are properly presented before the Meeting, the proxy holders will vote on such matters in their discretion.

SOLICITATION OF PROXIES

The Company is paying the full costs of the solicitation of proxies. Proxies may be solicited on behalf of the Board by mail, telephone, other electronic means or in person. D.F. King & Co., Inc. has been retained to assist in soliciting proxies at a fee of $21,250, plus expenses. We will also reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our shareholders. Additionally, some of our directors, officers or employees may solicit shareholders by mail, telephone, other electronic means or in person. None of these persons will receive any additional or special compensation for doing so.

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

At least two-thirds of the Board of Directors of The Home Depot, Inc. (the “Company”) shall be independent. No director shall qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such determination, the Board of Directors shall consider the factors identified below, as well as such other factors that the Board of Directors may deem relevant. A director will not be deemed independent if:

1.	the director is employed by the Company or any of its affiliates (as used herein, such term shall have the meaning set forth in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended) or was employed by the Company or any of its affiliates at any time during the preceding three years;

2.	the director is a member of the immediate family of an individual who is, or has been, employed by the Company or any of its affiliates as an executive officer (as used herein, such term shall have the same meaning as the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the “Exchange Act”)) at any time during the preceding three years;

3.	(a) the director presently receives, or his or her immediate family member receives, more than $120,000 in any consecutive 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (b) the director or the director’s immediate family member had received such compensation during any consecutive 12-month period within the preceding three years;

4.	(a) the director or his or her immediate family member is presently a partner of a firm that is the Company’s internal or external auditor; (b) the director is presently an employee of such firm; (c) the director’s immediate family member is presently an employee of such firm and personally works on the Company’s audit; or (d) the director or his or her immediate family member was within the preceding three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit during such three year period;

5.	(a) the director is presently an executive officer or an employee, or his or her immediate family member is an executive officer, of another company (including any tax-exempt organization) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds $1 million or 2 percent of such other company’s consolidated gross revenues for its last fiscal year, whichever is greater, or (b) the Company and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the preceding three years;

6.	the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company;

7.	the director has, or his or her immediate family member has, a personal services contract with the Company;

8.	the director has any interest in an investment that the director jointly acquired in conjunction with the Company;

9.	the director or his or her immediate family member is employed and compensated by a foundation, university or other nonprofit institution that has received significant charitable contributions from the Company that are disclosed or will be required to be disclosed in the Company’s proxy statement; and

10.	(a) the director is presently employed, or his or her immediate family member is presently employed, as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee, or (b) such director or his or her immediate family member was employed in such capacity within the preceding three years.

In addition to being independent as determined by the Board of Directors in accordance with the factors set forth above, (a) members of the Audit Committee may not (i) receive, directly or indirectly, any compensation other than directors’ fees from the Company, or (ii) be an “affiliated person” of the Company or any of its subsidiaries as such term is defined under Rule 10A-3 under the Exchange Act and (b) members of the Leadership Development and Compensation Committee (the “LDCC”) must qualify as “outside directors” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as such term is defined under Rule 16b-3 promulgated under the Exchange Act, and further, members of the LDCC cannot be executive officers of a public company at which an executive officer of the Company serves as a member of such public company’s compensation committee.

A-1

APPENDIX B

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective July 1, 2012)

Section 1

PURPOSE

The purpose of The Home Depot, Inc. Amended and Restated Employee Stock Purchase Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company on a payroll or other compensation deduction basis. The Plan is intended, in part, to qualify as an “employee stock purchase plan” under Code Section 423. The Plan will, with respect to the grant of options and issuance of Common Stock intended to qualify under Code Section 423, be construed so as to extend and limit participation in a manner within the requirements of that Code section. In addition, this Plan authorizes the grant of options and issuance of Common Stock that do not qualify under Code Section 423 pursuant to rules and procedures adopted by the Committee and designed to achieve desired tax or other objectives in particular locations outside the United States.

Section 2

BACKGROUND

The Plan was previously amended and restated to merge The Home Depot, Inc. Amended and Restated Employee Stock Purchase Plan and The Home Depot, Inc. Amended and Restated Non-U.S. Employee Stock Purchase Plan. The Plan as amended and restated herein increases the authorized shares available for issuance under the Plan effective with respect to Plan offerings beginning on and after the Effective Date, subject to shareholder approval.

Section 3

DEFINITIONS

As used in the Plan, the following terms, when capitalized, have the following meanings:

(a) “Board” means the Company’s Board of Directors.

(b) “Business Day” means a day that the New York Stock Exchange is open if the Shares are then listed on such exchange.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the committee described in Section 11.

(e) “Common Stock” means the common stock of the Company, $.05 par value per share, or any stock into which that common stock may be converted.

(f) “Company” means The Home Depot, Inc., a Delaware corporation, and any successor corporation.

(g) “Compensation” means an Employee’s “benefit compensation” as determined under The Home Depot FutureBuilder. The Committee may change the definition of Compensation on a prospective basis.

(h) “Contributions” means all amounts credited to the Participant’s Payroll Deduction Account.

(i) “Corporate Transaction” means (i) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

(j) “Designated Subsidiary” means the Company’s: (i) domestic Subsidiaries located in the United States or any United States territory; and (ii) foreign Subsidiaries located in Mexico and Canada; and (iii) any other Subsidiary that has been designated by the Company’s Executive Vice President – Human Resources as eligible to participate in the Plan as to its eligible Employees.

(k) “Disability” means, with respect to a Participant, the Participant’s becoming eligible for permanent and total disability benefits under the Company’s or a Designated Subsidiary’s long-term disability plan.

(l) “Effective Date” means July 1, 2012.

(m) “Employee” means any person who performs services for, and who is classified as an employee on the payroll records of the Company or a Designated Subsidiary.

(n) “Fair Market Value” means, with respect to any date, the closing price of the Common Stock on the New York Stock Exchange on that date or, in the event that the Common Stock is not traded on that date, the closing price on the immediately preceding trading date. If the Common Stock is no longer traded on the New York Stock Exchange, then “Fair Market Value” means, with respect to any date, the fair market value of the Common Stock as determined by the Committee in good faith.

(o) “Offering Date” means the first Business Day of each Purchase Period.

(p) “Participant” means a participant in the Plan as described in Section 5.

(q) “Payroll Deduction Account” means the bookkeeping account established for a Participant in accordance with Section 6.

(r) “Plan” means The Home Depot, Inc. Amended and Restated Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

(s) “Purchase Date” means the last Business Day of each Purchase Period.

(t) “Purchase Period” means a period of six months commencing on January 1 and July 1 of each year, or such other period as determined by the Committee; provided, however, that in no event will any Purchase Period be longer than 27 months.

(u) “Purchase Price” means an amount equal to 85% of the Fair Market Value of a Share on the Purchase Date.

(v) “Retirement” means, with respect to a Participant, the Participant’s termination of employment with the Company or a Designated Subsidiary after completing at least 5 years of continuous employment and attaining age 60.

(w) “Share” means a share of Common Stock, as adjusted in accordance with Section 16.

(x) “Subsidiary” means a domestic or foreign corporation of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. The definition of Subsidiary should be interpreted so as to include any entity that would be treated as a “subsidiary corporation” under Code Section 424(f).

Section 4

ELIGIBILITY

(a) Eligible Employees.    Any person who is an Employee as of an Offering Date in a given Purchase Period will be eligible to participate in the Plan for that Purchase Period, subject to the requirements of Section 5 and the limitations imposed by Code Section 423(b). Notwithstanding the foregoing, the Committee may, on a prospective basis, (i) exclude from participation in the Plan any or all Employees whose customary employment is for not more than 20 hours per week or five months per year, and (ii) impose an eligibility service requirement of up to two years of employment. The Board may also determine that a designated group of highly compensated employees (within the meaning of Code Section 414(q)) are ineligible to participate in the Plan.

(b) Five Percent Shareholders.    Notwithstanding any other provision of the Plan, no Employee will be eligible to participate in the Plan if the Employee (or any other person whose stock would be attributed to the Employee pursuant to Code Section 424(d)) owns capital stock of the Company and/or holds outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary.

Section 5

PARTICIPATION

An Employee may become a Participant in the Plan by completing a payroll deduction authorization form and any other required enrollment documents provided by the Committee or its designee and submitting them to the Committee or its designee in accordance with the rules established by the Committee. The enrollment documents will set forth the amount of the Participant’s Compensation, up to twenty percent (20%), or such other limit as is designated by the Committee including any minimum Contribution percentage, to be paid as Contributions pursuant to the Plan. The Committee may provide for a separate election (or a different percentage) for a specified item or items of pay. In countries where payroll deductions are not feasible, the Committee may permit an Employee to participate in the Plan by an alternative means, such as by check.

Section 6

CONTRIBUTIONS

(a) Payroll Deductions.    A Participant’s payroll deductions will begin on the first payroll paid following the Offering Date and will end on the last payroll paid on or before the Purchase Date of the Purchase Period, unless the Participant elects to withdraw from the Plan as provided in Section 9 or ceases Contributions pursuant to Section 6(c). A Participant’s enrollment documents will remain in effect for successive Purchase Periods unless the Participant elects to withdraw from the Plan as provided in Section 9, ceases Contributions pursuant to Section 6(c), or timely submits new enrollment documents to change the rate of payroll deductions for a subsequent Purchase Period in accordance with rules established by the Committee.

(b) Payroll Deduction Account.    The Committee will credit the amount of each Participant’s Contributions to the Participant’s Payroll Deduction Account. A Participant may not make any additional payments to the Participant’s Payroll Deduction Account, except as expressly provided in the Plan or as authorized by the Committee.

(c) Changes to Payroll Deductions.    A Participant may reduce the percentage of authorized payroll deductions once each Purchase Period by delivery of a new payroll deduction authorization form to the Committee or its designee. The change will become effective as soon as administratively practicable after receipt. A Participant may cease Contributions to the Plan at any time. Unless the Participant elects to withdraw from the Plan as provided in Section 9, the funds in the Participant’s Payroll Deduction Account will not be refunded to the Participant but instead will be used to purchase Shares for the Participant on the Purchase Date.

(d) No Interest.    No interest or other earnings will accrue on a Participant’s Contributions to the Plan.

(e) Foreign Currency.    Except as otherwise specified by the Committee, payroll deductions made with respect to Employees paid in currencies other than U.S. dollars will be accumulated in local currency and converted to U.S. dollars as of the Purchase Date.

Section 7

STOCK PURCHASES

(a) Automatic Purchase.    On each Purchase Date, each Participant will be deemed, without further action, to have elected to purchase the number of whole, or if in the Committee’s discretion fractional, Shares that the Participant’s Payroll Deduction Account balance can purchase at the Purchase Price on that Purchase Date. Except as otherwise specified by the Committee, any amounts that are not sufficient to purchase a whole Share will be retained in the Participant’s Payroll Deduction Account for the subsequent Purchase Period. Any other amounts remaining in the Participant’s Payroll Deduction Account after the Purchase Date will be returned to the Participant.

(b) Delivery of Shares.    As soon as practicable after each Purchase Date, the Committee will arrange for the delivery of the Shares purchased by Participants on the Purchase Date. The Committee may permit or require that Shares purchased under the Plan be deposited directly with a provider designated by the Committee. The Committee may require that Shares be retained by the designated provider for a specified period of time and may restrict dispositions during that period, and the Committee may establish other procedures to permit tracking of disqualifying dispositions of the Shares or to restrict transfer of the Shares.

(c) Notice Restrictions.    The Committee may require, as a condition of participation in the Plan, that each Participant agree to notify the Company if the Participant sells or otherwise disposes of any Shares within two years of the Offering Date or one year of the Purchase Date for the Purchase Period in which the Shares were purchased.

(d) Shareholder Rights.    A Participant will have no interest or voting right in a Share until a Share has been purchased on the Participant’s behalf under the Plan.

Section 8

LIMITATION ON PURCHASES

Participant purchases are subject to the following limitations:

(a) Purchase Period Limitation.    Subject to the calendar year limits provided by Section 8(b), the maximum number of Shares that a Participant will have the right to purchase in any Purchase Period pursuant to an option or right intended to qualify under Code Section 423 will be determined by dividing (i) $25,000 by (ii) the Fair Market Value of one Share on the Offering Date for such Purchase Period.

(c) Calendar Year Limitation.    No right to purchase Shares under the Plan that is intended to qualify under Code Section 423 will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company, its Subsidiaries or any parent corporation (within the meaning of Code Section 424(e)), would permit the Employee to purchase Shares with a Fair Market Value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).

(d) Refunds.    As of the first Purchase Date on which this Section limits a Participant’s ability to purchase Shares, the Participant’s payroll deductions will terminate, and the Participant will receive a refund of the balance in the Participant’s Payroll Deduction Account as soon as practicable after the Purchase Date.

Section 9

WITHDRAWAL FROM PARTICIPATION

A Participant may withdraw all, but not less than all, of the Contributions credited to the Participant’s Payroll Deduction Account at any time before a Purchase Date by notifying the Committee or its designee of the Participant’s election to withdraw, pursuant to rules prescribed by the Committee. If a Participant elects to withdraw, all of the Participant’s Contributions credited to the Participant’s Payroll Deduction Account will be returned to the Participant and the Participant may not make any further Contributions to the Plan for the purchase of Shares during that Purchase Period. A Participant’s voluntary withdrawal during a Purchase Period will not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Purchase Period.

Section 10

EMPLOYMENT TERMINATION

(a) Termination Other Than Death, Disability or Retirement.    If a Participant’s employment with the Company or a Designated Subsidiary terminates for any reason other than death, Disability or Retirement, the Participant will cease to participate in the Plan and the Company or its designee will refund the balance in the Participant’s Payroll Deduction Account.

(b) Ineligible Employee.    In the event of a Participant’s death, or the Participant ceases to be an eligible Employee for any reason other than employment termination at any time during a Purchase Period, at the election of the Participant, or the Participant’s legal representative in the event of the Participant’s death, the Participant’s Payroll Deduction Account balance will be (i) distributed to the Participant, or to the Participant’s estate in the event of the Participant’s death, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Section 7.

(c) Termination Due to Disability or Retirement.    If a Participant’s employment with the Company or a Designated Subsidiary terminates during a Purchase Period due to Disability or Retirement no more than three months before the Purchase Date for the Purchase Period, then, at the Participant’s election, the Participant’s Payroll Deduction Account balance will be (i) distributed to the Participant, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Section 7. Section 10(c)(ii) shall apply in the event the Participant fails to make a timely election pursuant to rules established by the Committee.

(d) Leaves of Absence.    The Committee may establish rules regarding when leaves of absence will be considered a termination of employment. Notwithstanding the foregoing, where a period of leave exceeds ninety (90) days, a Participant’s employment relationship with the Company or a Designated Subsidiary will be deemed to have terminated on the 91st day of such leave unless the Participant’s right to reemployment is guaranteed either by statute or contract.

Section 11

PLAN ADMINISTRATION

The Plan will be administered by the Committee, which will be appointed by the Board. The Committee will be the Leadership Development and Compensation Committee of the Board unless the Board appoints another committee to administer the Plan. The Board from time to time may fill vacancies on the Committee. Subject to the express provisions of the Plan, the Committee will have the discretionary authority to interpret the Plan; to take any actions necessary to implement the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable in administering the Plan. All such determinations will be final and binding upon all persons. The Committee may request advice or assistance or employ or designate such other persons as are necessary for proper administration of the Plan.

Section 12

RIGHTS NOT TRANSFERABLE

Rights under the Plan are not transferable by a Participant and, during the Participant’s lifetime, may be exercised only by the Participant.

Section 13

RESERVED SHARES

Subject to adjustments as provided in Section 14, the maximum number of Shares available for purchase on or after the Effective Date is: (i) 28,011,330 Shares (less Shares issued under the Plan with respect to the Purchase Period ending June 30, 2012) with respect to options and issuances of Shares that are intended to qualify under Code Section 423; and (ii) 19,600,093 (less Shares issued under the Plan with respect to the Purchase Period ending June 30, 2012) with respect to options and issuances of Shares under Section 18 that are not intended to qualify under Code Section 423. Shares issued under the Plan may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.

Section 14

CAPITAL CHANGES

In the event of a Corporate Transaction, other than a Corporate Transaction in which the Company is not the surviving corporation, the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Committee, whose determination will be binding on all persons. If the Company is a party to a Corporate Transaction in which the Company is not the surviving corporation, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Section 15

AMENDMENT

The Board may at any time, or from time to time, amend the Plan in any respect. The stockholders of the Company, however, must approve any amendment that would increase the number of Shares that may be issued under the Plan pursuant to options intended to qualify under Code Section 423 (other than an increase merely reflecting a change in capitalization of the Company pursuant to Section 14) or a change in the designation of any corporations (other than a Subsidiary) whose employees become Employees under the Plan.

Section 16

PLAN TERMINATION

The Plan and all rights of Employees under the Plan will terminate: (a) on the Purchase Date on which Participants become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase as set forth in Section 13, or (b) at any date at the discretion of the Board. In the event that the Plan terminates under circumstances described in (a) above, reserved Shares remaining as of the termination date will be made available for purchase by Participants on the Purchase Date on a pro rata basis based on the amount credited to each Participant’s Payroll Deduction Account. Upon termination of the Plan, each Participant will receive the balance in the Participant’s Payroll Deduction Account.

Section 17

GOVERNMENT REGULATIONS

The Plan, the grant and exercise of the rights to purchase Shares under the Plan, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required or desirable. The Committee may withhold from any payment due under the Plan or take any other action it deems appropriate to satisfy any federal, state or local tax withholding requirements.

Section 18

FOREIGN JURISDICTIONS

The Committee may adopt rules or procedures to accommodate the requirements of local laws of foreign jurisdictions, including rules or procedures relating to the handling of payroll deductions, conversion of local currency, payroll taxes and withholding procedures. The Committee may also adopt rules and procedures applicable to specific Designated Subsidiaries or locations that are not intended to be within the scope of Code Section 423, which may differ from the other provisions of the Plan, subject to the provisions of Section 13.

Section 19

GOVERNING LAW

The Plan will be governed by the laws of Delaware, without regard to that State’s choice of law rules.

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THE HOME DEPOT, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M43252-P22658	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE HOME DEPOT, INC.
The Board of Directors recommends a vote FOR all director nominees, and FOR Proposals 2, 3 and 4.
1.	Election of Directors		For	Against	Abstain
	1a.	F. Duane Ackerman	☐	☐	☐
	1b.	Francis S. Blake	☐	☐	☐			For	Against	Abstain
	1c.	Ari Bousbib	☐	☐	☐	2.	Proposal to Ratify the Appointment of KPMG LLP	☐	☐	☐
	1d.	Gregory D. Brenneman	☐	☐	☐	3.	Advisory Vote to Approve Executive Compensation	☐	☐	☐
	1e.	J. Frank Brown	☐	☐	☐	4.	Approval of an Amendment to the Company’s Employee Stock Purchase Plan to Increase the Number of Reserved Shares	☐	☐	☐
	1f.	Albert P. Carey	☐	☐	☐	The Board of Directors recommends a vote AGAINST Proposals 5 - 10.
	1g.	Armando Codina	☐	☐	☐	5.	Shareholder Proposal Regarding Advisory Vote on Political Contributions	☐	☐	☐
	1h.	Bonnie G. Hill	☐	☐	☐	6.	Shareholder Proposal Regarding Employment Diversity Report	☐	☐	☐
	1i.	Karen L. Katen	☐	☐	☐	7.	Shareholder Proposal Regarding Removal of Procedural Safeguards from Shareholder Written Consent Right	☐	☐	☐
	1j.	Ronald L. Sargent	☐	☐	☐	8.	Shareholder Proposal Regarding Special Shareholder Meetings	☐	☐	☐
						9.	Shareholder Proposal Regarding Charitable Contributions	☐	☐	☐
For address changes, please check this box and write them on the back where indicated.					☐	10.	Shareholder Proposal Regarding Stormwater Management Policy	☐	☐	☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

ADMISSION TICKET

INFORMATION ABOUT THE HOME DEPOT, INC. 2012 ANNUAL MEETING OF SHAREHOLDERS

Directions to Cobb Galleria Centre are available by telephone at 770-955-8000 or on Cobb Galleria Centre’s website at www.cobbgalleria.com/directions.aspx

PLEASE BRING ADMISSION TICKET WITH VALID PICTURE I.D. TO PRESENT FOR ADMISSION

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

TIME:	WHO MAY VOTE:
9:00 a.m. Eastern Time on Thursday, May 17, 2012	You may vote if you were a shareholder of record as of the close of business on March 19, 2012.

PLACE:
Cobb Galleria Centre	ANNUAL MEETING MATERIALS:
Two Galleria Parkway Atlanta, Georgia 30339	A copy of the Proxy Statement and our 2011 Annual Report are available at http://reports.homedepot.com

DATE OF MAILING:
The Proxy Statement is first being mailed to shareholders on or about April 2, 2012.

By Order of the Board of Directors

Teresa Wynn Roseborough, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 17, 2012:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

M43253-P22658

PROXY/VOTING INSTRUCTION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2012

The undersigned shareholder hereby appoints Francis S. Blake and Teresa Wynn Roseborough, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the 2012 Annual Meeting of Shareholders of The Home Depot, Inc., to be held at Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Thursday, May 17, 2012, at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. If no direction is made, the proxy will be voted: (a) “FOR” the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

Participants in the Company’s retirement plans may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card, or by voting electronically. By doing so, you are instructing the trustee to vote all of the shares at the meeting and at any adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote the shares (a) “FOR” the election of the nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the plan trustee upon such other matters as may properly come before the Annual Meeting. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan. If, however, voting instructions are not provided and you participate in one of the Company’s Canada-based retirement plans, or in a self-directed brokerage window of a U.S. retirement plan, the shares will not be voted.

Address Changes:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

UNLESS VOTING ELECTRONICALLY OR BY PHONE,

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

***  Exercise Your Right to Vote  ***

Important Notice Regarding the Availability of Proxy Materials

for the 2012 The Home Depot Shareholder Meeting to Be Held on May 17, 2012.

Meeting Information
THE HOME DEPOT, INC.	Meeting Type: Annual Meeting
For holders as of: March 19, 2012
Date: May 17, 2012 Time: 9:00 a.m. EDT
Location: Cobb Galleria Centre Two Galleria Parkway Atlanta, GA 30339
THE HOME DEPOT. INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735
You are receiving this communication because you hold shares in The Home Depot, Inc.

This Notice is not a ballot or a form of proxy. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 3, 2012 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: To vote in person at the Meeting you will need to request a ballot to vote these shares. To attend the meeting, you will need to bring an admission ticket and valid picture identification. If the shares are registered in your name and you received this Notice, the Notice is your admission ticket.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

See “How to Request and Receive a PAPER or E-MAIL Copy” above.

Voting Items
The Board of Directors recommends a vote FOR all
director nominees, and FOR Proposals 2, 3 and 4.
1. Election of Directors
1a. F. Duane Ackerman	2.	Proposal to Ratify the Appointment of KPMG LLP
1b. Francis S. Blake	3.	Advisory Vote to Approve Executive Compensation
1c. Ari Bousbib	4.	Approval of an Amendment to the Company’s Employee Stock Purchase Plan to Increase the Number of Reserved Shares
1d. Gregory D. Brenneman	The Board of Directors recommends a vote AGAINST Proposals 5 - 10.
1e. J. Frank Brown	5.	Shareholder Proposal Regarding Advisory Vote on Political Contributions
1f. Albert P. Carey	6.	Shareholder Proposal Regarding Employment Diversity Report
1g. Armando Codina	7.	Shareholder Proposal Regarding Removal of Procedural Safeguards from Shareholder Written Consent Right
1h. Bonnie G. Hill	8.	Shareholder Proposal Regarding Special Shareholder Meetings
1i. Karen L. Katen	9.	Shareholder Proposal Regarding Charitable Contributions
1j. Ronald L. Sargent	10.	Shareholder Proposal Regarding Stormwater Management Policy